                                                                 EXHIBIT 10.1



                             STOCKHOLDERS' AGREEMENT

                                      AMONG

                             MSX INTERNATIONAL, INC.

                                       AND

                                ITS STOCKHOLDERS

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                                                        Stockholders' Agreement


                                TABLE OF CONTENTS

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
                                                                                                               Page

RECITALS .........................................................................................................1

ARTICLE I
         CERTAIN DEFINITIONS......................................................................................1
         1.1      Defined Terms...................................................................................1

ARTICLE II
         RESTRICTIONS ON TRANSFERS ..............................................................................15
         2.1      Restrictions Generally; Securities Act.........................................................15
         2.2      Legend.........................................................................................15
         2.3      Limitations on Repurchases, Dividends, Etc.....................................................16
         2.4      Transfer Restrictions..........................................................................16
         2.5      Right of First Refusal.........................................................................17
         2.6      Involuntary Transfers..........................................................................19
         2.7      Drag-Along Rights..............................................................................21
         2.8      MascoTech Stockholders Special Right of First Offer............................................24
         2.9      Institutional Stockholders Special Right of First Offer........................................25

ARTICLE III
         RIGHTS OF INCLUSION.....................................................................................27
         3.1      Rights of Inclusion............................................................................27
         3.2      Article III Sales..............................................................................28

ARTICLE IV
         REPURCHASE OF SECURITIES................................................................................30
         4.1      Sale Event.....................................................................................30
         4.2      Purchase Price.................................................................................31
         4.3      Closing........................................................................................31
         4.4      Postponement...................................................................................32

ARTICLE V
         CORPORATE GOVERNANCE....................................................................................33
         5.1      Board of Directors.............................................................................33
         5.2      Removal........................................................................................35
         5.3      Vacancies......................................................................................35
         5.4      Weighted Board Voting..........................................................................36
         5.5      Special Approval Rights........................................................................36
         5.6      Committees of the Board; Subsidiary Boards.....................................................37
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                                                        Stockholders' Agreement

         5.7      Observer's Rights..............................................................................37
         5.8      Action by Written Consent of Stockholders......................................................38
         5.9      Designation of Proxy...........................................................................38

ARTICLE VI
         CERTAIN COVENANTS OF THE PARTIES........................................................................39
         6.1      Registration...................................................................................39
         6.2      Management Stockholders; Additional Stockholders...............................................39
         6.3      Stockholder List; Certain Notices..............................................................40
         6.4      Regulatory Compliance Cooperation..............................................................40
         6.5      Rights Offering................................................................................41
         6.6      Purchaser Representatives......................................................................42
         6.7      Confidentiality................................................................................42
         6.8      Financial Reporting Covenants..................................................................42

ARTICLE VII
         MISCELLANEOUS...........................................................................................43
         7.1      Governing Law..................................................................................43
         7.2      Entire Agreement; Amendments...................................................................43
         7.3      Term...........................................................................................43
         7.4      Certain Actions................................................................................43
         7.5      Inspection.....................................................................................44
         7.6      Compliance with Regulations....................................................................44
         7.7      Waiver.........................................................................................44
         7.8      Successors and Assigns.........................................................................44
         7.9      Remedies.......................................................................................46
         7.10     Income Tax Withholding.........................................................................46
         7.11     Invalid Provisions.............................................................................46
         7.12     Headings.......................................................................................47
         7.13     Further Assurances; Subsidiaries...............................................................47
         7.14     Gender.........................................................................................47
         7.15     Counterparts...................................................................................47
         7.16     Payment........................................................................................47
         7.17     Notices........................................................................................47
         7.18     Service of Process.............................................................................50
         7.19     Waiver of Jury Trial...........................................................................50
         7.20     Waiver of Fiduciary Duties; Corporate Opportunity..............................................51


Exhibit A         Form of Joinder Agreement

Exhibit B         Legends

Exhibit C         Directors
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                                      -ii-

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                  STOCKHOLDERS' AGREEMENT (this "Agreement") dated as of January
__, 1997 by and among MSX INTERNATIONAL, INC., a Delaware corporation (the
"Company"), MascoTech, Inc. a Delaware corporation ("MascoTech"), Citicorp
Venture Capital, Ltd., a New York corporation ("CVC"), and each of the individuals whose name appears on the signature pages hereto (individually, a
"Management Group Member" and, collectively, the "Management Group").
Capitalized terms are used as defined in Article I hereto.

                                    RECITALS

                  WHEREAS, the Company, MascoTech and MSX International, Inc., a
Michigan corporation and wholly-owned subsidiary of MascoTech, have entered into an Acquisition Agreement dated as of November 12, 1996 (as may be amended, supplemented or modified from time to time, the "Acquisition Agreement"), pursuant to which the Company, directly or indirectly through one or more of its Subsidiaries, is acquiring the Business and the APX Continuing Business (each as defined in the Acquisition Agreement) and the interest of MascoTech in and to all the issued and outstanding shares of capital stock of MascoTech Limited, a wholly-owned subsidiary of MascoTech organized under the laws of England;

                  WHEREAS, at the Closing under the Acquisition Agreement (the
"Closing") and immediately prior to the execution and delivery of this Agreement, the Company has amended and restated its Certificate of Incorporation;

                  WHEREAS, in connection with the consummation of the transactions contemplated by the Acquisition Agreement and pursuant to the Subscription Agreements, the Company will issue shares of its capital stock to CVC, MascoTech and the Management Group all as set forth in Annex I hereto; and

                  WHEREAS, each of the Stockholders and the Company desire to enter into this Agreement to regulate certain aspects of their relationship and to provide for, among other things, restrictions on the transfer or other disposition of securities of the Company and matters relating to the corporate governance of the Company and its Subsidiaries.

                  NOW, THEREFORE, the parties hereto hereby agree as follows:


                                    ARTICLE I
                               CERTAIN DEFINITIONS

         1.1      DEFINED TERMS.

                  (a) The following defined terms, when used in this Agreement, have the respective meanings set forth below (such definitions to be equally applicable to both singular and plural forms of the terms defined):



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                                                        Stockholders' Agreement

                  "Additional Management Stockholder" means an Additional
         Stockholder who is an employee, officer or director of the Company or any of its Subsidiaries.

                  "Additional Stockholder" means any Person (other than any Institutional Stockholder, MascoTech Stockholder or Management
         Stockholder), to whom the Company issues Restricted Securities or Restricted Preferred Securities after the date hereof other than pursuant to a public offering registered under the Securities Act, in each case who has executed a Joinder Agreement as an Additional
         Stockholder pursuant to Section 6.2, and its direct and indirect
         Permitted Transferees, so long as any such Person shall hold Restricted
         Securities or Restricted Preferred Securities.

                  "Affiliate" means, with respect to any Person, any other
         Person that controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with its correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of securities, by contract or otherwise. For purposes of this Agreement, employees, officers and directors of CVC and its Affiliates shall be "Affiliates" of CVC.

                  "Associate" means, with respect to any Person, (i) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity and (ii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

                  "Bridge Credit Agreement" means that certain Bridge Credit
         Agreement dated as of January __, 1997, among the Company and CVC and MascoTech (each as Bridge Lenders).

                  "Board" means the Board of Directors of the Company.

                  "Cause" means, with respect to a Management Stockholder or an Additional Management Stockholder, (i) a material breach by such Management Stockholder or Additional Management Stockholder of this
         Agreement or any employment, non-compete or confidentiality agreement with the Company or any of its Subsidiaries to which such person is a party (including without limitation any Management Subscription
         Agreement) or (ii) the commission by such person of a felony, a crime involving moral turpitude or any other willful act causing material harm to the business, financial condition, standing or reputation of the Company or any of its Subsidiaries.

                  "Certificate of Incorporation" means the Restated Certificate of Incorporation of the Company, as amended and restated as of the Closing Date and as the same thereafter may be amended or restated from time to time.


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                                                        Stockholders' Agreement



                  "Class A Common" means the Company's Class A Common Stock, par value $.01 per share, consisting of five series of Class A Common
         Stock, the Series A-1 Common Stock, the Series A-2 Common Stock, the
         Series A-3 Common Stock, the Series A-4 Common Stock and the Series I
         Common Stock, and any securities into which such Class A Common shall have been changed or any securities resulting from any reclassification or recapitalization of such Class A Common.

                  "Class B Common" means the Company's Class B Common Stock, par value $.01 per share, consisting of five series of Class B Common
         Stock, the Series B-1 Common Stock, the Series B-2 Common Stock, the
         Series B-3 Common Stock, the Series B-4 and the Series II Common Stock, and any securities into which such Class B Common shall have been changed or any securities resulting from any reclassification or recapitalization of such Class B Common.

                  "Closing Date" has the meaning ascribed thereto in the Acquisition Agreement.

                  "Commission" means the Securities and Exchange Commission and any other similar or successor agency of the federal government administering the Securities Act or the Exchange Act.

                  "Common Stock" means the Class A Common, the Class B Common, any securities into which such Class A Common or Class B Common shall have been changed, and all other securities of any class or classes
         (however designated) of the Company, the holders of which have the right, without limitation as to amount, after payment on any securities entitled to a preference on dividends or other distributions upon any dissolution, liquidation or winding-up, either to all or to a share of the balance of payments upon such dissolution, liquidation or winding-up.

                  "Debentures" means the Company's Junior Subordinated
         Debentures issued or issuable in exchange for shares of the Restricted
         Preferred Securities or in payment of interest on any such Junior
         Subordinated Debentures (including Junior Subordinated Debentures so issued in payment of interest).

                  "Equity Equivalents" means securities exercisable, convertible or exchangeable for or into Common Stock.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission thereunder.

                  "Fair Market Value" means (i) with respect to each share of Common Stock as of a particular date, the average of the closing prices of such Common Stock on the New York Stock Exchange, Inc. on each of the thirty (30) trading days next preceding such date or, if




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                                                      Stockholders' Agreement


         such Common Stock is not then listed or admitted to trading on such exchange, on the principal national securities exchange on which such Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq
         National Market, or if such Common Stock is not then listed or admitted to trading on a national securities exchange or quoted on the Nasdaq
         National Market, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected by the Company or if no such prices are available, the fair market value per share as determined in good faith by the Board acting by an Institutional Affirmative Board Vote and a MascoTech
         Affirmative Board Vote (subject, in each case, to the same qualification applicable to a Significant Transaction under Section
         5.5) and (ii) with respect to Restricted Preferred Securities, the fair market value per share as determined in good faith by the Board acting by an Institutional Affirmative Board Vote and a MascoTech Affirmative
         Board Vote (subject, in each case, to the same qualification applicable to a Significant Transaction under Section 5.5).

                  "Fully-Diluted Basis" means, with respect to the calculation of the number of shares of Common Stock, (i) all shares of Common Stock outstanding at the time of determination and (ii) all shares of Common
         Stock issuable upon the exercise, conversion or exchange of Equity
         Equivalents outstanding at the time of determination.

                  "Funded Debt" means, without duplication, with respect to any Person (i) all indebtedness for borrowed money or for the deferred purchase price of property, (ii) the face amount of all letters of credit, banker's acceptances and other credit facilities issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iii) all indebtedness secured by any lien on any property owned by such Person, to the extent attributable to such Person's interest in such property, even though such Person has not assumed or become liable for the payment thereof, (iv) lease obligations of such Person which, in accordance with generally accepted accounting principles, should be capitalized, (v) obligations with respect to any conditional sale agreement or title retention agreement and (vi) guarantees by such Person of the Funded Debt of another Person; but excluding in each case trade and other accounts payable in the ordinary course of business.

                  "Institutional Affirmative Board Vote" means the affirmative vote of at least a majority of the weighted votes of the Board, which majority shall include, unless the Institutional Stockholders have elected in writing not (or are no longer entitled) to designate the Institutional Directors, at least one-half of the weighted votes of the Institutional Directors.

                  "Institutional Stockholders" means CVC and its direct and indirect Permitted Transferees, so long as any such Person shall hold
         Restricted Securities or Restricted Preferred Securities.



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                                                       Stockholders' Agreement

                  "Institutional Stockholder Subscription Agreement" means the
         Institutional Stockholder Subscription Agreement dated as of the date hereof between the Company and CVC.

                  "Involuntary Transfer" means, with respect to Restricted
         Securities or Restricted Preferred Securities of any Stockholder, any involuntary Transfer or Transfer by operation of law of such Restricted
         Securities or Restricted Preferred Securities (other than to a
         Permitted Transferee of such Stockholder) by or in which such Stockholder shall be deprived or divested of any right, title or interest in or to Restricted Securities or Restricted Preferred
         Securities, including without limitation by seizure under levy of attachment or execution, by foreclosure upon a pledge, in connection with any voluntary or involuntary bankruptcy or other court proceeding to a debtor in possession, trustee in bankruptcy or receiver or other officer or agency, pursuant to any statute pertaining to escheat or abandoned property, pursuant to a divorce or separation agreement or a final decree of a court in a divorce action, upon or occasioned by the incompetence of any Stockholder and to a legal representative of any Stockholder; provided that "Involuntary Transfer" shall not include any Transfer effected pursuant to the exercise by Institutional
         Stockholders or the MascoTech Stockholders of Drag-Along Rights under
         Section 2.7 hereof, any Transfer effected pursuant to Article IV hereof, any Transfer to the Company solely resulting from a reclassification of the capital stock of the Company or a recapitalization of the Company and any Transfer effected as a result of a merger of the Company with or into any other Person.

                  "Joinder Agreement" means a Joinder Agreement substantially in the form attached hereto as Exhibit A.

                  "Lien" means any lien, claim, option, charge, encumbrance, security interest or other adverse claim of any kind.

                  "Management Note" means a promissory note (i) issued by the Company pursuant to Section 4.2 in payment of the purchase price for shares of Management Securities purchased pursuant to Section 4.1, (ii) bearing interest at the rate of 12% per annum, compounded annually
         (subject to reduction as may be required to preserve the deductibility of interest for tax purposes), (iii) pursuant to which payments of principal and interest may be made only to the extent permitted from time to time under any agreement evidencing Funded Debt of the Company or any of its direct or indirect Subsidiaries, and (iv) subordinated in right of payment to the Debentures, the Senior Notes and all other
         "Senior Indebtedness" as defined in the Debentures.

                  "Management Securities" means all shares of Restricted
         Securities and Restricted Preferred Securities issued to or acquired by Management Stockholders and Additional Management Stockholders, unless otherwise agreed between the Company and any Management Stockholder or Additional Management Stockholder.


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                                                        Stockholders' Agreement


                  "Management Stockholders" means the Management Group and their respective direct and indirect Permitted Transferees, so long as any such Person shall hold Restricted Securities or Restricted Preferred
         Securities.

                  "Management Subscription Agreement" means any Management
         Subscription Agreement between the Company and either a member of the Management Group or an Additional Management Stockholder.

                  "MascoTech Affirmative Board Vote" means the affirmative vote of at least a majority of the weighted votes of the Board, which majority shall include, unless the MascoTech Stockholders have elected in writing not (or are no longer entitled) to designate the MascoTech
         Directors, at least one-half of the weighted votes of the MascoTech
         Directors.

                  "MascoTech Stockholders" means MascoTech and its direct and indirect Permitted Transferees, so long as any such Person shall hold
         Restricted Securities, Restricted Preferred Securities or Debentures.

                  "MascoTech Subscription Agreement" means the MascoTech
         Subscription Agreement dated as of the date hereof between the Company and MascoTech.

                  "New Common Stock" means any Common Stock or Equity
         Equivalent, other than any:

                           (i) Common Stock and Equity Equivalents issued in
                  connection with any stock split, stock dividend or reclassification of any Restricted Securities, Restricted
                  Preferred Securities or Equity Equivalents;

                           (ii) Common Stock or Equity Equivalents issuable in a
                  public offering registered under the Securities Act;

                           (iii) Common Stock or Equity Equivalents issuable
                  upon conversion of the Class A Common or the Class B Common;

                           (iv) issuances of stock options and Common Stock to
                  Management Stockholders or Additional Management Stockholders
                  (I) with respect to shares of Common Stock repurchased by the Company from Management Stockholders or Additional Management
                  Stockholders under Article IV hereof or (II) pursuant to stock option plans or similar stock purchase plans provided to management of the Company and its Subsidiaries which plans have been approved by the Board;


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                                                        Stockholders' Agreement



                           (v) issuances of Common Stock or Equity Equivalents
                  to financial institution(s) on arm's-length terms in connection with (and ancillary to) an extension of credit by such financial institution; and

                           (vi) issuances of Common Stock or Equity Equivalents
                  to an unaffiliated seller or sellers of another company or business in connection with an arm's-length acquisition by the Company or one or more of its Subsidiaries of such company or business.

                  "Non-Competition Agreement" means the agreements contained in
         Section 8.07 of the Acquisition Agreement.

                  "Original Cost" means, (i) as to each share of Common Stock issued to Management Stockholders on the Closing Date, $40.00, and (ii) as to each share of Common Stock purchased or otherwise acquired by Management Stockholders or Additional Management Stockholders after the
         Closing Date, the price paid therefor, in each case appropriately adjusted to reflect all stock splits, stock dividends, recapitalization or similar events affecting the Common Stock subsequent to the date of purchase thereof.

                  "Original Ownership Level" means, with respect to either the Institutional Stockholders or the MascoTech Stockholders, as the case may be, the number of shares of Common Stock, on a Fully Diluted Basis, subject to any stock splits, stock dividends or reclassifications or other similar events, acquired by either the Institutional Stockholders or the MascoTech Stockholders, as the case may be, on or prior to the Closing Date.

                  "Permitted Transferee" means:

                           (i) with respect to any Stockholder who is a natural
                  person, the spouse or any lineal descendant (including by adoption and stepchildren) of such Stockholder, or any trust of which such Stockholder is the trustee and which is established solely for the benefit of any of the foregoing individuals and whose terms are not inconsistent with the terms of this Agreement, or any partnership, all of the general partner(s) and limited partner(s) (if any) of which are one or more Persons identified in this clause (i) or any other trust or partnership established by any such Stockholder to the extent approved in writing by the Company (acting with an Institutional Affirmative Board Vote and a MascoTech
                  Affirmative Board Vote (subject, in each case, to the same qualification applicable to a Significant Transaction under
                  Section 5.5));

                           (ii) with respect to a MascoTech Stockholder, (A) any
                  direct or indirect Subsidiary of MascoTech; (B) subject to the prior written consent of the Institutional Stockholders (which consent shall be in their sole discretion), any corporation
                  (I) in

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                                                       Stockholders' Agreement


                  which MascoTech owns shares of capital stock representing at least 19% of the total ordinary voting power of such corporation and (II) which is "controlled" (within the meaning under Rule 12b-2 of the regulations under the Exchange Act) by MascoTech (such corporation, a "Permitted MascoTech
                  Subsidiary"); and (C) Masco Corporation, a Michigan corporation; and

                           (iii) with respect to the Institutional Stockholders,
                  (A) any Associate or Affiliate of any such Institutional
                  Stockholder and any officer, director or employee of any Institutional Stockholders or such Associate or Affiliate, (B) any spouse or lineal descendant (including by adoption and stepchildren) of the officers, directors and employees referred to in clause (A) above, and any trust (where a majority in interest of the beneficiaries thereof are any of the persons described in this clause (B) and in clause (A) above), corporations or partnerships (where a majority in interest of the stockholders or limited partners, or where the managing general partner, is one of more of the persons described in clause (A) above), or (C) subject to the provisions of Section 2.9 (Institutional Stockholders Special
                  Right of First Offer) and if, after taking commercially reasonable steps, with the cooperation of the Company, such Institutional Stockholder is unable to restructure its ownership of the Company's securities in a manner which avoids a Regulatory Problem and which is not materially adverse to such Institutional Stockholder, upon the giving of notice to the Company and the MascoTech Stockholders that the Institutional Stockholders have determined that such Regulatory Problem may not be avoided, then to any third party in an amount necessary to avoid such Regulatory Problem.

                  "Person" or "person" means an individual, partnership, corporation, trust, unincorporated organization, limited liability company or partnership, joint venture, government (or agency or political subdivision thereof) or any other entity of any kind.

                  "Pro Rata" means, with respect to one or more Stockholders,
         (i) as it relates to the Common Stock, Equity Equivalents or New Common
         Stock, in proportion to the number of shares of Common Stock on a Fully-Diluted Basis owned by such Stockholder or Stockholders or which may be acquired by any Stockholder or Stockholders, and (ii) as it relates to Series A Preferred, in proportion to the number of shares of Series A Preferred, owned by such Stockholder or Stockholders.

                  "Qualifying Offering" means the consummation by the Company of an underwritten primary public offering or a secondary public offering
         (including by spin-off or other transfer) of Common Stock pursuant to an effective registration statement under the Securities Act, covering the distribution of the Common Stock (i) which (taken together with all similar previous public offerings) raises at least $50,000,000 of aggregate net proceeds to the Company (after underwriters' fees, commissions and discounts and offering expenses)


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                                                       Stockholders' Agreement


         or (ii) as a result of which, at that time, at least 25% of the Common
         Stock, on a Fully-Diluted Basis, has been sold (including through dividend or spin-off) to the public.

                  "Registration Rights Agreement" means the Registration Rights
         Agreement, dated as of the date hereof, among the parties hereto, as the same may be amended, modified or supplemented from time to time.

                  "Restricted Preferred Securities" means the Series A
         Preferred.

                  "Restricted Securities" means the Common Stock, the Equity
         Equivalents and any securities issued with respect thereto as a result of any stock dividend, stock split, reclassification, recapitalization, reorganization, merger, consolidation or similar event or upon the conversion, exchange or exercise thereof.

                  "Rule 144 Transaction" means a transfer of Common Stock (A) complying with Rule 144 under the Securities Act as such Rule is in effect on the date of such transfer (but not including a sale other than pursuant to a "brokers transaction" as defined in clauses (1) and
         (2) of paragraph (g) of such Rule as in effect on the date hereof) and
         (B) occurring at a time when shares of such Common Stock are registered pursuant to Section 12 of the Exchange Act (or any successor to such Section).

                  "Sale Transaction" means any transaction of the type described in clause (i) or clause (ii) of Section 2.7(a) (whether or not effected pursuant to an exercise of a Drag-Along Right).

                "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission thereunder.

                  "Senior Subordinated Note" means that certain Senior
         Subordinated Note of the Company in the aggregate principal amount of $30,000,000 issued to MascoTech on the Closing Date pursuant to the Subordinated Note Purchase Agreement dated as of January __, 1997 between MascoTech and the Company.

                  "Series A-1 Common Stock" means the Company's Series A-1
         Common Stock, par value $.01 per share, and any securities into which such Series A-1 Common Stock shall have been changed or any securities resulting from any reclassification or recapitalization of such Series
         A-1 Common Stock.



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                                                        Stockholders' Agreement


                  "Series A-2 Common Stock" means the Company's Series A-2
         Common Stock, par value $.01 per share, and any securities into which such Series A-2 Common Stock shall have been changed or any securities resulting from any reclassification or recapitalization of such Series
         A-2 Common Stock.

                  "Series A-3 Common Stock" means the Company's Series A-3
         Common Stock, par value $.01 per share, and any securities into which such Series A-3 Common Stock shall have been changed or any securities resulting from any reclassification or recapitalization of such Series
         A-3 Common Stock

                  "Series A-4 Common Stock" means the Company's Series A-4
         Common Stock, par value $.01 per share, and any securities into which such Series A-4 Common Stock shall have been changed or any securities resulting from any reclassification or recapitalization of such Series
         A-4 Common Stock.

                  "Series A Preferred" means the Company's Series A Preferred
         Stock, par value $.01 per share, and any securities (other than the Debentures) into which such Series A Preferred shall have been changed or any securities resulting from any reclassification or recapitalization of such Series A Preferred.

                  "Series I Common Stock" means the Company's Series I Common
         Stock, par value $.01 per share, and any securities into which such Series I Common Stock shall have been changed or any security resulting from any reclassification or recapitalization of such Series I Common
         Stock.

                  "Series II Common Stock" means the Company's Series II Common
         Stock, par value $.01 per share, and any securities into which such Series II Common Stock shall have been changed or any securities resulting from any reclassification or recapitalization of such Series
         II Common Stock.

                  "Significant Subsidiaries" means those Subsidiaries of the Company which constitute a "Significant Subsidiary" as defined in Regulation S-X promulgated by the Commission under the Securities Act, as such Regulation is in effect on the date hereof.

                  "Significant Transaction" means:

                           (i) any merger, consolidation or other business
                  combination of the Company or any of its Significant
                  Subsidiaries with or into any Person or any formation by the Company or any of its Significant Subsidiaries of any subsidiary which would, upon such formation, be a Significant
                  Subsidiary;

                                      -10-


                                                      Stockholders' Agreement


                           (ii) any sale, lease, exchange or other disposition
                  by the Company or any of its Subsidiaries of assets having a book value in excess of $2,500,000.00, in a single transaction or a series of related transactions, to or with any Person, other than sales of inventory in the ordinary course of business;

                           (iii) any amendment to or modification or repeal of
                  any provision of the Certificate of Incorporation or the By-Laws of the Company;

                           (iv) any acquisition by the Company or any of its
                  Subsidiaries of securities or assets, in a single transaction or a series of related transactions for consideration in excess of $2,500,000.00, other than (A) purchases of inventory in the ordinary course of business, (B) capital expenditures made in accordance with an annual budget approved by the Board, or (C) investments described as "Permitted Investments" under the Bridge Credit Agreement;

                           (v) any increase or reduction of the capital of the
                  Company or any of its Subsidiaries or the creation of any additional class of capital stock of the Company or any of its Subsidiaries, or the issuance by the Company or any of its Subsidiaries of Equity Equivalents on a basis other than pro rata to the holders of capital stock other than (A) the issuance of Common Stock upon the exercise or conversion of Equity Equivalents where the issuance of such securities has been approved by the Board and (B) the issuance of Common Stock upon the conversion of any outstanding class of Common Stock;

                           (vi) the incurrence or guaranty after the Closing
                  Date by the Company or any of its Subsidiaries of any material Funded Debt or any modification or amendment to any agreement governing the extension or guaranty thereof (including the issuance of Debentures but excluding any incurrence under the terms of the Debentures following their issuance or any agreement or instrument previously approved by the Board, including, without limitation, drawdowns on any previously approved revolving credit facility);

                           (vii) the dissolution of the Company (or any of its
                  Subsidiaries), the adoption of a plan of liquidation by the Company (or any of its Subsidiaries), any action by the Company (or any of its Subsidiaries) to commence any suit, case, proceeding or other action (A) under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors seeking to have an order for relief of debtors entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it

                                                        Stockholders' Agreement

                  or for all or any substantial part of its assets, or making a general assignment for the benefit of its creditors;

                           (viii) any increase, decrease or change in the
                  compensation or benefits of the senior management of the Company or any of its Subsidiaries, or the issuance of any Management Note; and

                           (ix) any transaction or dealing between the Company
                  or any of its Subsidiaries, on the one hand, and one or more of its Stockholders (or any Affiliate of any Stockholder), on the other hand, not entered into in the ordinary course of business or on an arm's-length basis or which is material to the Company or any of its Subsidiaries, other than transactions undertaken by the Company in compliance with the provisions of this Agreement and the Registration Rights Agreement.

                  "Stockholders" means each of the Institutional Stockholders, the MascoTech Stockholders, the Management Stockholders and the Additional Stockholders.

                  "Subscription Agreements" means, collectively, the following agreements, each dated as of the date hereof: Institutional Stockholder's Subscription Agreement, the MascoTech Subscription Agreement and the Management Stockholders Subscription Agreements.

                  "Subsidiary" means, with respect to any Person, any corporation, partnership, association or other business entity of which
         (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, association or other business entity.

                  "Transfer" means, directly or indirectly, any sale, transfer, assignment, grant of a participation in, gift, hypothecation, pledge or other disposition of any securities or any interests therein or, as the context may require, to sell, transfer, assign, grant a participation in, give as a gift, hypothecate, pledge or otherwise dispose of any securities or any interests therein; provided that the exercise of any conversion or exchange right provided for in the terms of any security (including without limitation the right of the Company to exchange shares of Series A Preferred for the Debentures) shall not be deemed a "Transfer."

                                                      Stockholders' Agreement


                  "Unvested Shares" shall mean, with respect to each Management Stockholder or Additional Management Stockholder, all Management Securities other than Vested Shares.

                  "Vested Shares" means, unless otherwise provided in a separate agreement between the Company and a Management Stockholder or Additional Management Stockholder with respect to each Management Stockholder or Additional Management Stockholder that portion of Management Securities held by such person and by such person's Permitted Transferees who hold such Management Securities which are attributable to such person which is the product of: (x) the number of Management Securities acquired by such Management Stockholder or Additional Management Stockholder on or after the Closing Date, and (y) the fraction in which the numerator is the number of anniversaries that have elapsed after the Closing Date and the denominator is five (5) provided, however, that in the event such fraction is greater than one it shall be deemed to equal one; and provided, further, that simultaneously with a Sale Transaction, all Unvested Shares shall become Vested Shares.

                  (b) Unless otherwise provided herein, all accounting terms used in this Agreement shall be interpreted in accordance with generally accepted accounting principles as in effect from time to time, applied on a consistent basis.

                  (c) The following terms, when used in this Agreement, shall have the meanings defined for such terms in the Section set forth below (such definitions to be equally applicable to both singular and plural forms of the terms defined):


                                                        Stockholders' Agreement


                                    Term                               Section

                           "Acceptance Date"                           6.5(b)
                           "Accounting Determination"         2.8(a)
                           "Acquiror"                                  2.7(a)
                           "Acquisition Agreement"                     Recitals
                           "Agreement"                                 Preamble
                           "Article III Offer"                         3.1(a)
                           "Buyer"                                     3.1(a)
                           "Closing"                                   Recitals
                           "Company"                                   Preamble
                           "Company Designee"                 4.1(a)
                           "Company Notice"                            2.5(b)
                           "CVC"                                       Preamble
                           "Disinterested Director"                    5.1(a)
                           "Drag-Along Right"                          2.7(a)
                           "Drag-Along Sale"                           2.7(a)
                           "Inclusion Notice"                          3.1(a)




                           "Inclusion Right"                           3.1(b)
                           "Institutional Director"                    5.1(a)
                           "Management Director"                       5.1(a)
                           "Management Group"                          Preamble
                           "Management Group Member"                   Preamble
                           "Management Representative"                 5.9
                           "MascoTech"                                 Preamble
                           "MascoTech Director"                        5.1(a)
                           "MascoTech Subsidiary"                      Def'n of Permitted Transferee
                           "New Common Stock Notice"                   6.5(a)
                           "New Common Stock Offer"           6.5(a)
                           "New Common Stock Units"           6.5(a)
                           "Nominating Committee"                      5.1(a)
                           "Notice of Intention"              2.5(a)
                           "Observer"                                  5.7(a)
                           "Offered Securities"                        2.5(a)
                           "Offerees"                                  3.1(a)
                           "Offer Price"                               2.5(a)
                           "Other Businesses"                          2.7(d)
                           "Permitted MascoTech Subsidiary"            Def'n of Permitted Transferee
                           "Prospective Buyer Notice"                  2.5(c)
                           "Prospective Buyers"                        2.5(a)
                           "Purchase Notice"                           4.1(a)
                           "Regulatory Problem"                        6.4(c)
                           "Sale Event"                                4.1(a)
                           "Section 2.9 Emergency Notice"              2.9(c)
                           "Section 2.8 Notice"                        2.8(a)
                           "Section 2.9 Notice"                        2.9(a)
                           "Section 2.8 Securities"                    2.8(a)
                           "Section 2.9 Securities"                    2.9(a)
                           "Sellers"                                   4.1(a)
                           "Selling Stockholder"                       2.5(a)
                           "Subject Securities"                        2.6(b)
                           "Third Party"                      2.5(e)
                           "Transferor"                                3.1(a)
                           "Transferor Shares"                         3.1(a)


                                                        Stockholders' Agreement


                                   ARTICLE II
                            RESTRICTIONS ON TRANSFERS

         2.1      RESTRICTIONS GENERALLY; SECURITIES ACT.

                  (a) Each Stockholder agrees that it will not, directly or indirectly, Transfer any Restricted Securities or Restricted Preferred Securities except in accordance with the terms of this Agreement. Any attempt to Transfer or any purported Transfer of any Restricted Securities or Restricted Preferred Securities not in accordance with the terms of this Agreement shall be null and void and neither the Company nor any transfer agent of such securities shall give any effect to such attempted Transfer in its stock records.

                  (b) Each Stockholder agrees that, in addition to the other requirements set forth herein, the Registration Rights Agreement and in each Stockholder's respective subscription agreement between such Stockholder and the Company relating to Transfer, it will not Transfer any Restricted Securities or Restricted Preferred Securities except (i) pursuant to an effective registration statement under the Securities Act, or (ii) unless such requirement is waived by the Company, upon receipt by the Company of an opinion of counsel to the Stockholder (which opinion and counsel are reasonably satisfactory to the Company) or of an opinion of counsel to the Company, or of a no-action letter from the Commission addressed to the Company or such Stockholder, to the effect that no registration statement is required because of the availability of an exemption from registration under the Securities Act.

         2.2      LEGEND.

                  (a) Each certificate representing Restricted Securities or Restricted Preferred Securities shall be endorsed with the legends set forth in Exhibit B hereto and such other legends as may be required by applicable state securities laws.

                  (b) Any certificate issued at any time in exchange or substitution for any certificate bearing such legends (except a new certificate issued upon the completion of a Transfer pursuant to a registered public offering under the Securities Act and made in accordance with the Securities
Act) shall also bear such legends, unless the Restricted Securities or Restricted Preferred Securities, as the case may be, represented thereby are no longer subject to the provisions of this Agreement or, in the opinion of the Company (with advice from counsel to the Company, as the Company may deem appropriate), the restrictions imposed under the Securities Act or state securities laws, in which case the applicable legend (or legends) may be removed.

         2.3 LIMITATIONS ON REPURCHASES, DIVIDENDS, ETC. Each Stockholder understands that the Company is entering or has entered into certain financing agreements which will or do contain prohibitions, restrictions and limitations, among other things, on the ability of the Company to purchase any Restricted Securities and/or Restricted Preferred Securities (whether pursuant to this

                                                       Stockholders' Agreement


Agreement or otherwise), to pay dividends and to waive, modify or discharge any rights or obligations under this Agreement.

         2.4      TRANSFER RESTRICTIONS.

                  (a) Each of the Management Stockholders and the Additional Stockholders severally agrees that it will not Transfer any Restricted Securities, except (i) to a Permitted Transferee who shall have executed a Joinder Agreement and thereby become a party to this Agreement; (ii) pursuant to Section 2.6 (Involuntary Transfers); (iii) pursuant to 2.7 (Drag-Along Rights); (iv) in accordance with Article III (Rights of Inclusion) in the capacity of an Offeree thereunder; (v) pursuant to Article IV (Repurchase of Securities); (vi) in a registered public offering or in a Rule 144 Transaction; or (vii) pursuant to Section 2.5 (Right of First Refusal); provided, however, that no Management Stockholder shall Transfer any Restricted Securities pursuant to Section 2.5 for a period of five years following the Closing Date, and provided, further, that no Management Stockholder or Additional Management Stockholder shall transfer any Unvested Shares except (x) to a Permitted Transferee who shall have executed a Joinder Agreement and thereby become a party to this Agreement or (y) pursuant to Section 2.6 (Involuntary Transfers),
Section 2.7 (Drag-Along Rights) or Article IV (Repurchase of Securities).

                  (b) Each of the MascoTech Stockholders severally agrees that it will not Transfer any Restricted Securities, except (i) to a Permitted Transferee who shall have executed a Joinder Agreement and thereby become a party to this Agreement; (ii) pursuant to Section 2.8 (Special Right of First Offer); (iii) pursuant to Section 2.5 (Right of First Refusal); (iv) pursuant to
Section 2.7 (Drag-Along Rights); (v) in accordance with Article III (Rights of Inclusion) in the capacity of an Offeree thereunder; or (vi) in a registered public offering or in a Rule 144 Transaction.

                  (c) Each of the Institutional Stockholders severally agrees that it will not Transfer any Restricted Securities, except (i) to a Permitted Transferee, including any Transfer pursuant to Section 2.9 (Institutional Stockholder Special Right of First Offer), who shall have executed a Joinder Agreement and thereby become a party to this Agreement; (ii) pursuant to
Section 2.5 (Right of First Refusal); (iii) pursuant to Section 2.7 (Drag-Along Rights); (iv) in accordance with Article III (Rights of Inclusion) in the capacity of an Offeree thereunder; or (v) in a registered public offering or in a Rule 144 Transaction.

                  (d) Each of the Stockholders severally agrees that it will not Transfer any Restricted Preferred Securities, except (i) to a Permitted Transferee who shall have executed a Joinder Agreement and thereby become a party to this Agreement; (ii) in a transaction which has been effected without violation of the terms of Article III (Rights of Inclusion) in the capacity of a Transferor or of an Offeree thereunder; (iii) pursuant to Section 2.6 (Involuntary Transfers); (iv) pursuant to Section 2.7 (Drag-Along Rights); (v) pursuant to Article IV (Repurchase of Securities); or (vi) to the Company pursuant to a mandatory redemption of such Restricted Preferred Securities as may be provided for under the Certificate of Incorporation.

                                                       Stockholders' Agreement


                  (e) Prior to the consummation of any transaction that would result in (A) any Permitted Transferee of a MascoTech Stockholder which is a Subsidiary of MascoTech no longer constituting a MascoTech Subsidiary or (B) any Permitted Transferee of a MascoTech Stockholder which is a Permitted MascoTech Subsidiary no longer constituting a Permitted MascoTech Subsidiary, MascoTech shall cause any Restricted Securities or Restricted Preferred Securities held by such person to be Transferred to, in the case of clause (A), MascoTech or any Person which will thereafter qualify as a Subsidiary, and in the case of clause
(B), MascoTech or any Person which will thereafter qualify as either a Subsidiary of MascoTech or, subject to the consent requirements set forth in clause (ii) of the definition of "Permitted Transferees," a Permitted MascoTech Subsidiary.

         2.5      RIGHT OF FIRST REFUSAL.

                  (a) Except for Transfers permitted pursuant to Section 2.4(a),
Section 2.4(b), 2.4(c) or 2.4(d), if pursuant to a bona fide third party offer a Stockholder desires to Transfer any Restricted Securities (such transferring Stockholder, a "Selling Stockholder" and such securities proposed to be so Transferred, the "Offered Securities"), prior to any Transfer it shall give written notice of the proposed Transfer (the "Notice of Intention") to the Company, each of the Institutional Stockholders and the MascoTech Stockholders (such parties other than the Company to whom notice is given, but excluding the Selling Stockholder, the "Prospective Buyers"), specifying the type and number of Offered Securities which such Selling Stockholder wishes to Transfer, the proposed purchase price (the "Offer Price") therefor and all other material terms and conditions of the proposed Transfer.

                  (b) For a period of thirty (30) days following its receipt of the Notice of Intention, the Company shall have the right to purchase all or any portion of the Offered Securities at the Offer Price and on the other terms specified in the Notice of Intention, exercisable by delivery of an irrevocable notice (the "Company Notice") to the Selling Stockholder, with a copy to each of the Prospective Buyers, specifying the number of Offered Securities with respect to which the Company is exercising its option.

                  (c) For a period of thirty (30) days following its receipt of the Company Notice or, if no Company Notice is so received, for a period of sixty (60) days following its receipt of the Notice of Intention, each of the Prospective Buyers shall have the right to purchase at the Offer Price and on the other terms specified in the Notice of Intention addressed to it, any or all of the Offered Securities which the Company has elected not to purchase, Pro Rata among the Prospective Buyers; provided, however, that in the event any Prospective Buyer does not purchase any or all of its Pro Rata portion of the Offered Securities, the other Prospective Buyers shall have the right to purchase such portion, Pro Rata, until all of such Offered Securities are purchased or until such other Prospective Buyers do not desire to purchase any more Offered Securities. The right of the Prospective Buyers pursuant to this
Section 2.5(c) shall be exercisable by delivery of a notice (the "Prospective Buyer Notice") setting forth the maximum number of Offered Securities that such Prospective Buyer wishes to purchase, to the Selling Stockholder, the Company and the other

                                                        Stockholders' Agreement

Prospective Buyers and shall expire if unexercised within such 30-day or 60-day period, as applicable.

                  (d) Notwithstanding the foregoing provisions of this Section 2.5, unless the Selling Stockholder shall have consented to the purchase of less than all of the Offered Securities, neither the Company nor any Prospective Buyer may purchase any Offered Securities unless all of the Offered Securities are to be purchased (whether by the Company or the Prospective Buyers, or any combination thereof).

                  (e) If all notices required to be given pursuant to this
Section 2.5 have been duly given, and the Company and the Prospective Buyers determine not to exercise their respective options to purchase the Offered Securities at the Offer Price and on the other terms specified in the Notice of Intention or determine, with the consent of the Selling Stockholder, to exercise their options to purchase less than all of the Offered Securities, then the Selling Stockholder shall have the right, for a period of ninety (90) days from the earlier of (i) the expiration of the last applicable option period pursuant to this Section 2.5 or (ii) the date on which such Selling Stockholder receives notice from the Company and the Prospective Buyers that they will not exercise in whole or in part the options granted pursuant to this Section 2.5, to sell to a third party (a "Third Party") the Offered Securities remaining unsold under this Section 2.5 at a price not less than the Offer Price and on other terms which shall not be materially more favorable to the Third Party in the aggregate than those terms set forth in the Notice of Intention; provided that prior to any such Transfer to a Third Party, such Third Party executes and delivers to the Company a Joinder Agreement and thereby becomes a party to this Agreement.

                  (f) The closing of any purchase and sale pursuant to this
Section 2.5 shall take place on such date, not later than fifteen (15) business days after the later of delivery to the Selling
Stockholder of (i) the Company Notice or (ii) the Prospective Buyer Notice, as the parties to such purchase and sale shall select. At the closing of such purchase and sale, the Selling Stockholder shall deliver certificates evidencing the Offered Securities being sold duly endorsed, or accompanied by written instruments of Transfer in form satisfactory to the purchasers thereof, duly executed by the Selling Stockholder, free and clear of any Liens, against delivery of the Offer Price therefor.


                  (g) Any Transfer by a MascoTech Stockholder or an Institutional Stockholder which is subject to the requirements of Section 2.5 (including to the Company, to another Stockholder or to a third party) shall be subject to each other Stockholder's rights of inclusion under Article III; and prior to any such Transfer, the Selling Stockholder, if applicable, shall deliver to the other Stockholders an Inclusion Notice pursuant to Section 3.1(a).

         2.6      INVOLUNTARY TRANSFERS.

                  (a) Upon the occurrence of any event which would cause any Restricted Securities or Restricted Preferred Securities owned by a Management Stockholder or an Additional

                                                      Stockholders' Agreement

Management Stockholder to be Transferred by Involuntary Transfer, such Stockholder (or his or its legal representative or successor) shall give the Company, the MascoTech Stockholders and the Institutional Stockholders written notice thereof stating the terms of such Involuntary Transfer, the identity of the transferee or proposed transferee, the price or other consideration, if readily determinable, for which the Restricted Securities or Restricted Preferred Securities are proposed to be or have been Transferred and the number of Restricted Securities or Restricted Preferred Securities which are the subject of such Transfer, and the Company shall notify the MascoTech Stockholders and the Institutional Stockholders of the same. After its receipt of such notice or, failing such receipt, after the Company otherwise obtains actual knowledge of such a proposed or completed Involuntary Transfer, the Company shall have the right and option to purchase (or to have any designee purchase) all or any portion of such Restricted Securities or Restricted Preferred Securities, which right shall be exercised by written notice given by the Company to the transferor (or transferee following the occurrence of any Involuntary Transfer) and to the MascoTech Stockholders and the Institutional Stockholders within thirty (30) days following the later of (i) the Company's receipt of such notice or, failing such receipt, the Company's obtaining actual knowledge of such proposed or completed Transfer and (ii) the date of such Involuntary Transfer.

                  (b) In the event that the Company elects not to purchase all of such Restricted Securities or Restricted Preferred Securities, then the Company shall on or prior to the end of such thirty (30) day period, notify the MascoTech Stockholders and the Institutional Stockholders thereof, such notice to identify the Securities not purchased by the Company (the "Subject Securities"). For a period of thirty (30) days after receipt of such notice from the Company, each of the MascoTech Stockholders and the Institutional Stockholders shall have the irrevocable right to purchase any or all of the Subject Securities, Pro Rata (based on the proportion as between the MascoTech Stockholders and the Institutional Stockholders of the number of shares of Restricted Securities or Restricted Preferred Securities (as the case may be) owned by the MascoTech Stockholders or Institutional Stockholders); provided, however, that in the event any MascoTech Stockholder or Institutional Stockholder does not purchase any or all of its pro rata portion of the Subject Securities, the remaining MascoTech Stockholders and Institutional Stockholders shall have the right to purchase such portion pro rata as among themselves until all of the Subject Securities are purchased or until such persons do not desire to purchase any more Subject Securities. The right of the MascoTech Stockholders and the Institutional Stockholders to purchase Subject Securities pursuant to this Section 2.6 shall be exercisable by delivery of a notice to the transferor (or transferee following the occurrence of any Involuntary Transfer) setting forth the maximum number of Subject Securities that such person wishes to purchase including any number which would be allocated in the event that any Masco Stockholder or Institutional Stockholder does not purchase all or any portion of its pro rata portion.

                  (c) Any purchase pursuant to this Section 2.6 shall be at the price and on the terms applicable to such Involuntary Transfer; provided, however, that if the nature of the event giving rise to such Involuntary Transfer is such that no readily determinable consideration is to be paid for or assigned to the Transfer of the Restricted Securities or Restricted Preferred Securities, the price to be paid by the Company, the MascoTech Stockholders or the Institutional Stockholders,

                                                       Stockholders' Agreement


as the case may be, and the applicable terms shall be the purchase price and terms applicable to a Sale Event pursuant to Section 4.2. The closing of the purchase and sale of such Restricted Securities or Restricted Preferred Securities pursuant to this Section 2.6 shall be held at the place and on the date to be established by the Company, the MascoTech Stockholders and/or the Institutional Stockholders, as the case may be, which in no event shall be less than ten (10) nor more than forty-five (45) days from the date on which the Company (or the MascoTech Stockholders and/or the Institutional Stockholders, as the case may be) gives notice of its election to purchase such Restricted Securities or Restricted Preferred Securities. At such closing, the Stockholder (or his or its legal representative or successor) shall deliver the certificates evidencing the Restricted Securities or Restricted Preferred Securities to be purchased by the Company (or the MascoTech Stockholders and/or the Institutional Stockholders, as the case may be), as applicable, accompanied by stock powers, duly endorsed in blank, or duly executed instruments of Transfer, and any other documents that are necessary to Transfer to the Company (or the MascoTech Stockholders and/or the Institutional Stockholders, as the case may be) good title to such Restricted Securities or Restricted Preferred Securities free and clear of all Liens and, concurrently with such delivery, the Company (or the MascoTech Stockholders and/or the Institutional Stockholders, as the case may
be) shall deliver to the transferor thereof the full amount of the purchase price therefor by certified or bank cashier's check.

                  (d) Notwithstanding anything to the contrary contained herein, in the event a purchase (or the payment of the purchase price) by the Company pursuant to this Section 2.6 would violate or conflict with any statute, rule, injunction, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries or by which any of them or their respective properties may be bound or affected or would result in any breach of, or constitute a change of control or a default (or an event which with notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the property or assets of the Company or any of its Subsidiaries pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of their respective properties is bound or affected, with the prior written consent of each of the Institutional Stockholders and the MascoTech Stockholders, the rights of the Company to purchase (or to have any designee purchase) the Restricted Securities or Restricted Preferred Securities of any Stockholder shall be suspended until the earlier of (i) the date which falls thirty (30) days following such time as such prohibition first lapses or is waived and no such default would be caused or (ii) the date which is one hundred eighty (180) days after the date of the Involuntary Transfer. For the purposes of this
Section 2.6 only, the date of such lapse or waiver shall be deemed the date of the Involuntary Transfer for purposes of the purchase and sale of Restricted Securities or Restricted Preferred Securities pursuant to this Section 2.6. The Company shall use its reasonable efforts to obtain a waiver of any such prohibition, but shall not be obligated to incur any additional interest or other costs or charges or to make any prepayment with respect to any indebtedness in connection with such efforts.

                                                       Stockholders' Agreement


                  (e) Notwithstanding anything to the contrary contained in this
Section 2.6, any event giving rise to an Involuntary Transfer which is also subject to the provisions of Article IV shall be governed by the provisions of
Article IV.

         2.7      DRAG-ALONG RIGHTS.

                  (a) If, following the fifth anniversary of the Closing and until the time that the Institutional Stockholders and MascoTech Stockholders, as the case may be, shall have Transferred, in one or more transactions, other than to such Stockholders' Permitted Transferees (excluding Permitted Transferees described in clause (iii)(C) of the definition of Permitted Transferees), forty percent (40%) or more of the shares of Common Stock comprising such Stockholders' respective Original Ownership Level, either the Institutional Stockholders or the MascoTech Stockholders may, but only if such Stockholder has not so Transferred its shares of Common Stock: (i) propose to Transfer to a third party (which is not an Affiliate of any of such Institutional Stockholders or MascoTech Stockholder, as the case may be) (the "Acquiror") all of their Restricted Securities and Restricted Preferred Securities, the Institutional Stockholders or MascoTech Stockholders, as the case may be, shall have the right to require the Stockholders to sell or transfer all of their Restricted Securities and Restricted Preferred Securities to such Third Party on the same terms; or (ii) propose the Transfer of all or substantially all of the assets or business (whether by merger, sale or otherwise) of the Company to any such third party, the Institutional Stockholders or MascoTech Stockholders, as the case may be, shall have the right (a "Drag-Along Right") to require (x) the Stockholders (which shall include all Institutional Stockholders if the MascoTech Stockholders are proposing such Transfer, and which shall include all MascoTech Stockholders if the Institutional Stockholders are proposing such Transfer) to take all action necessary or appropriate (including without limitation replacement of the director or directors designated by such Stockholders) in order to cause the Company to take all action necessary or appropriate to give effect to such transaction and (y) the Stockholders to approve such transaction in their capacity as stockholders of the Company (a transaction described in clause (i) or (ii), a "Drag-Along Sale"); provided that upon the consummation of any transaction resulting in a sale or transfer of all or substantially all of the assets or business of the Company (whether by merger, sale or otherwise) the Company will immediately distribute all of the net proceeds of such transaction to the Stockholders, in accordance with their respective rights and privileges.

                  (b) Notwithstanding the foregoing, in the event that (A) pursuant to an exercise of the Drag-Along Rights the Company (or one or more of its Subsidiaries) proposes to voluntarily sell all or substantially all of the consolidated assets of the Company to a third party in a transaction and (B) the Company intends to pay the net proceeds therefrom to its Stockholders in a distribution which is taxable as a dividend (and not pursuant to a plan of liquidation) resulting in disparate tax treatment to either the MascoTech Stockholders or the Institutional Stockholders (in relation to the Institutional Stockholders or MascoTech Stockholders, as the case may be), then the Institutional Stockholders or MascoTech Stockholders, as the case may be, shall only have the right to effect such transaction if the MascoTech Stockholders or the Institutional Stockholders, as the case may be, have consented thereto (which consent shall not be unreasonably withheld or delayed). If ten (10) days

                                                      Stockholders' Agreement

after the consent is requested, such consent is withheld (i) it must be on the basis that the MascoTech Stockholders or the Institutional Stockholders, as the case may be, are not reasonably satisfied, based upon information that they have received from the Institutional Stockholders or MascoTech Stockholders, as the case may be, regarding the transaction, that the MascoTech Stockholders or the Institutional Stockholders, as the case may be, would receive in such transaction no less on an after-tax basis than they are likely to receive on an after-tax basis in an otherwise comparable carry-over basis transaction (taking into account market conditions and the condition of the business and assets being sold) and (ii) for a period of ten (10) days thereafter, the MascoTech Stockholders and the Institutional Stockholders shall undertake good faith negotiations to determine an appropriate resolution. If, after such ten (10) day period, the Institutional Stockholders or MascoTech Stockholder, as the case may be, determine that the MascoTech Stockholders or the Institutional Stockholders, as the case may be, have unreasonably withheld their consent, the Institutional Stockholders or MascoTech Stockholders, as the case may be, shall have the right to require the MascoTech Stockholders or the Institutional Stockholders, as the case may be, to provide promptly written advice to the Institutional Stockholders or MascoTech Stockholders, as the case may be, from a disinterested nationally recognized investment banking firm which sets forth the basis for, confirms and supports the position taken by the MascoTech Stockholders or the Institutional Stockholders, as the case may be, in withholding their consent. If such written advice is so furnished within ten (10) days following the request for such written advice, the Company shall not effect the transaction.

                  (c) In order to exercise a Drag-Along Right, the Institutional Stockholders or the MascoTech Stockholders, as the case may be, shall notify each Stockholder, such notice to set forth the terms and conditions of such proposed sale. Subject to Section 2.7(b), each such Stockholder will take all actions reasonably requested by the Institutional Stockholders or the MascoTech Stockholders, as the case may be, in connection with the consummation of such sale, and within ten (10) business days after the receipt of such notice (or such longer period of time as the Institutional Stockholders or the MascoTech Stockholders, as the case may be, shall designate in such notice), if such transaction is structured as a sale of assets or a merger, such Stockholders shall approve the transaction in their capacities as stockholders of the Company (subject to Section 2.7(b)), and if such transaction is a sale of Restricted Securities and Restricted Preferred Securities, such Stockholders shall cause all of their respective Restricted Securities and Restricted Preferred Securities to be sold to the designated purchaser on the same terms and conditions and for the same per share consideration as the Restricted Securities and Restricted Preferred Securities being sold by the Institutional Stockholders or the MascoTech Stockholders, as the case may be; provided, however, that if any of such Restricted Securities are Equity Equivalents, the purchase price of such Equity Equivalents shall equal the aggregate price that would be paid for the shares of Common Stock issuable upon the exercise, exchange or conversion thereof minus the aggregate exercise, exchange or conversion price under such Equity Equivalents for such shares of Common Stock and if any Stockholders are given a choice as to the type or amount of consideration to be received in respect of a specific security of the Company, all Stockholders will be given the same choice. In furtherance of, and not in limitation of the foregoing, in connection with a Drag-Along Sale, subject to Section 2.7(b), Section 2.7(d) and
Section 2.7(e) each Stockholder will (i) raise no objections against the Drag-Along Sale or the process pursuant to which it was arranged, (ii) waive any appraisal rights

                                                       Stockholders' Agreement

under Section 262 of the Delaware General Corporation Law and other similar rights, and (iii) execute all documents containing such terms and conditions as those executed by other Stockholders as reasonably directed by the Institutional Stockholders or the MascoTech Stockholders, as the case may be.

                  (d) In a transaction effected pursuant to the exercise of the Drag-Along Rights pursuant to this Section 2.7 in which either it is contemplated that, as part of such transaction, the Acquiror shall acquire from the Institutional Stockholders or the MascoTech Stockholders, as the case may be, or their respective Affiliates one or more businesses which are not owned or operated by the Company or any of its Subsidiaries (the "Other Businesses"), then, the MascoTech Stockholders or the Institutional Stockholders, as the case may be, may elect, upon notice to the Institutional Stockholders or the MascoTech Stockholders, as the case may be, and the Company, to require the Board to provide a written valuation of the Other Businesses addressed to the Company from a nationally recognized investment banking firm jointly selected by the Institutional Stockholders and the MascoTech Stockholders, which selection shall be made promptly and in good faith by such Stockholders. Such notice must be given within five (5) days after receipt of the notice of exercise of Drag-Along Rights under Section 2.7(c). If the consideration proposed to be paid in respect of the Other Businesses (A) does not exceed the valuation established by such investment banking firm, then the Institutional Stockholders or the MascoTech Stockholders, as the case may be, shall have the right to proceed with such Drag-Along Sale in accordance with the provisions of this Section 2.7 or
(B) does exceed such valuation, then the Institutional Stockholders or the MascoTech Stockholders, as the case may be, shall not have the right to effect such Drag-Along Sale pursuant to this Section 2.7 without the consent of the MascoTech Stockholders or the Institutional Stockholders, as the case may be. The fees and expenses of such investment banking firm shall be treated as a transaction expense.

                  (e) Unless otherwise agreed by any Stockholder with respect to the obligations of such Stockholder, all contractual indemnification and contribution payments required to be made by any Stockholder in connection with any Drag-Along Sale shall be limited to payments made from the proceeds of such Drag-Along Sale set aside in an escrow account or similar arrangement, except with respect to indemnification or contribution payments which arise from a misrepresentation or breach by such Stockholder with respect to matters of title to such Stockholders' securities and valid authorization by such Stockholder with respect to the Drag-Along Sale. The amount of proceeds payable to each Stockholder so set aside in respect of any such indemnification or contribution payments shall be proportionate to the amount of consideration received or to be received by such Stockholder in relation to all Stockholders. All Stockholders will bear their pro rata share of the costs and expenses incurred in connection with a Drag-Along Sale to the extent such costs are incurred for the benefit of all Stockholders and are not otherwise paid by the Company or the purchaser and so long as such costs and expenses are reimbursed solely out of the proceeds of such Drag-Along Sale. Costs incurred by any Stockholder on its own behalf will not be shared by any other Stockholder.

                                                        Stockholders' Agreement


         2.8      MASCOTECH STOCKHOLDERS SPECIAL RIGHT OF FIRST OFFER.

                  (a) If MascoTech has made a good faith determination following consultation with its independent accountants that (i) there is a reasonable likelihood that it will be required to consolidate into the financial statements of MascoTech and its consolidated Subsidiaries the balance sheet of the Company and its consolidated Subsidiaries as a result of its holdings (or the holdings of any other MascoTech Stockholder) of Restricted Securities or Restricted Preferred Securities and (ii) after taking all commercially reasonable steps, MascoTech, with the cooperation of the Company, is unable to restructure its ownership (or the ownership of any other MascoTech Stockholder) of such securities in a manner which continues to avoid consolidation accounting treatment and is not materially adverse to MascoTech (such determination, an "Accounting Determination") then (A) MascoTech may provide a notice to the Company and the Institutional Stockholders of such determination, such notice to provide a brief summary setting forth an explanation of the basis for the determination (except that no summary shall be required if agreed by the Institutional Stockholders) and to indicate that it is a notice under this
Section 2.8 (a "Section 2.8 Notice") and (B) MascoTech and the MascoTech Stockholders shall in such Section 2.8 Notice offer to the Institutional Stockholders the right to purchase that quantity of the securities of the Company as is reasonably deemed necessary by the MascoTech Stockholders to avoid such accounting problem (the "Section 2.8 Securities") at a price and upon the terms set forth in such Section 2.8 Notice.

                  (b) For a period of 20 days after receipt of such Section 2.8 Notice by each of the Company and the Institutional Stockholders, the Institutional Stockholders shall have the right to purchase all (but not less than all) of the Section 2.8 Securities so offered on the terms set forth in the
Section 2.8 Notice (as may be adjusted in such Section 2.8 Notice as provided by Section 2.8(a)), on a pro rata basis (based upon the relative holdings of Restricted Securities among the Institutional Stockholders). Acceptance of the offer set forth in the Section 2.8 Notice may be made at any time during such 20-day period by giving an irrevocable written notice of the acceptance thereof on or prior to such 20th day to the MascoTech Stockholders.

                  (c) The closing of any purchase and sale pursuant to this
Section 2.8 shall take place on such date, not later than 30 days after the expiration of such 20-day period, as the parties to such purchase and sale shall select. At the closing of such purchase and sale, the MascoTech Stockholders shall deliver certificates evidencing the Section 2.8 Securities being sold duly endorsed, or accompanied by written instruments of Transfer in form satisfactory to the purchasers thereof, duly executed by the MascoTech Stockholders, free and clear of any Liens, against delivery of the purchase price therefor as set forth in the Section 2.8 Notice.

                  (d) If the offers set forth in the Section 2.8 Notice are not accepted within such period of 20 days, the MascoTech Stockholders may, for a period of 180 days after the date of such Section 2.8 Notice, sell their holdings of Section 2.8 Securities as to which such offers have not been accepted to a third party on terms which are either substantially similar to the terms offered to the Institutional Stockholders or which are more favorable to the MascoTech Stockholders; provided that if the Masco Stockholders provide the Institutional Stockholders and the Company with notice

                                                       Stockholders' Agreement

that (i) a third party has accepted such offer within such 180-day period, (ii) a definitive agreement has been entered into providing for the sale of the
Section 2.8 Securities to such third party, (iii) the closing of such sale was scheduled to occur within such 180-day period, (iv) such closing has been delayed as a result of an assertion by the Federal Trade Commission or United States Department of Justice or other party that such sale will constitute a violation of antitrust laws or as a result of the waiting period applicable to such sale under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, having not expired as of the end of such 180-day period and (v) the sale is reasonably likely to occur notwithstanding such delay in an additional period of 60-days from the end of such 180-day period, then such 180-day period shall be extended (once only) for a period of an additional 60-days to allow for such sale to be consummated to such third party. Upon the acceptance of any such offer of the MascoTech Stockholders by a third party, the MascoTech Stockholders shall notify the Company and the Institutional Stockholders thereof, such notice to provide details as to the identity of the third party and the terms of such sale.

         2.9      INSTITUTIONAL STOCKHOLDERS SPECIAL RIGHT OF FIRST OFFER.

                  (a) If any Institutional Stockholder determines that it needs to Transfer certain of the Company's securities pursuant to (iii)(C) of the definition of Permitted Transferee then (A) such Institutional Stockholder may provide a notice to the Company and the MascoTech Stockholders of such determination, such notice to indicate that it is a notice under this Section
2.9 (a "Section 2.9 Notice") and (B) such Institutional Stockholder shall in such Section 2.9 Notice offer to the MascoTech Stockholders the right to purchase that quantity of the securities of the Company as is reasonably deemed necessary by such Institutional Stockholder to avoid such Regulatory Problem (as defined herein) (the "Section 2.9 Securities") at a price and upon the terms set forth in such Section 2.9 Notice.

                  (b) For a period of 20 days after receipt of such Section 2.9 Notice by the Company and each of the MascoTech Stockholders, the MascoTech Stockholders shall have the right to purchase all (but not less than all) of the
Section 2.9 Securities so offered on the terms set forth in the Section 2.9 Notice, on a pro rata basis (based upon the relative holdings of Restricted Securities among the MascoTech Stockholders). Acceptance of the offer set forth in the Section 2.9 Notice may be made at any time during such 20-day period by giving an irrevocable written notice of the acceptance thereof on or prior to such 20th day to such Institutional Stockholder.

                  (c) The closing of any purchase and sale pursuant to this
Section 2.9 shall take place on such date, not later than 30 days after the expiration of such 20-day period, as the parties to such purchase and sale shall select. At the closing of such purchase and sale, such Institutional Stockholder shall deliver certificates evidencing the Section 2.9 Securities being sold duly endorsed, or accompanied by written instruments of Transfer in form satisfactory to the purchasers thereof, duly executed by such Institutional Stockholder, free and clear of any Liens, against delivery of the purchase price therefor as set forth in the Section 2.9 Notice; provided, however, that if such Institutional Stockholder determines that it is necessary in order to avoid a Regulatory Problem to sell the 2.9 Securities prior to the expiration of either (x) the 20-day period after the delivery of the

                                                       Stockholders' Agreement

Section 2.9 Notice or (y) the date agreed upon for closing pursuant to this Section (c), such Institutional Stockholder shall provide the MascoTech Stockholders with a notice (a "Section 2.9 Emergency Notice") setting forth the purchase price, the amount of Section 2.9 Securities required to be sold, who the proposed third party buyer of such Section 2.9 Securities is and the time and place on which the closing of the purchase of the Section 2.9 Securities will occur (such closing to take place at any time two Business Days after delivery of the Section 2.9 Emergency Notice); provided, further, that within two Business Days after receipt of the Section 2.9 Emergency Notice, the MascoTech Stockholders may agree to buy on the proposed closing date, pro rata among all MascoTech Stockholders, the Section 2.9 Securities specified in the
Section 2.9 Emergency Notice.

                  (d) If the offers set forth in the Section 2.9 Notice (other than an offer pursuant to a Section 2.9 Emergency Notice) are not accepted within such period of 20 days, the Institutional Stockholder may, for a period of 180 days after the date of such Section 2.9 Notice, sell its holdings of Section 2.9 Securities as to which such offers have not been accepted to a third party on terms which are either substantially similar to the terms offered to the MascoTech Stockholders or which are more favorable to the Institutional Stockholder; provided that if the Institutional Stockholder provides the MascoTech Stockholders and the Company with notice that (i) a third party has accepted such offer within such 180-day period, (ii) a definitive agreement has been entered into providing for the sale of the Section 2.9 Securities to such third party, (iii) the closing of such sale was scheduled to occur within such 180-day period, (iv) such closing has been delayed as a result of an assertion by the Federal Trade Commission or United States Department of Justice or other party that such sale will constitute a violation of antitrust laws or as a result of the waiting period applicable to such sale under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, having not expired as of the end of such 180-day period and (v) the sale is reasonably likely to occur notwithstanding such delay in an additional period of 60-days from the end of such 180-day period, then such 180-day period shall be extended (once only) for a period of an additional 60-days to allow for such sale to be consummated to such third party. Upon the acceptance of any such offer of the Institutional Stockholder by a third party, the Institutional Stockholder shall notify the Company and the MascoTech Stockholders thereof, such notice to provide details as to the identity of the third party and the terms of such sale.



                                   ARTICLE III
                               RIGHTS OF INCLUSION

         3.1      RIGHTS OF INCLUSION.

                  (a) Except for any Transfer of Restricted Securities or Restricted Preferred Securities pursuant to clauses (i), (ii), (iv), (v) and
(vi) of Section 2.4(b), clauses (i), (iii), (iv) or (v) of Section 2.4(c), or clauses (i), (ii) (in the capacity of Offeree), (iii), (iv), (v) or (vi) of
Section 2.4(d) (provided, that for purposes of this exception, the term "Permitted Transferee", with respect to the Institutional Stockholders, includes only Permitted Transferees of the Institutional Stockholders which are persons described in clauses (iii)(A) and (B) of the definition of Permitted Transferee), if

                           (I) the Institutional Stockholders propose to Transfer, in one or more transactions, Restricted Securities representing more than five percent (5%) of the Restricted Securities on a Fully-Diluted Basis; provided, that this clause (I) shall apply only to the extent such Transfers otherwise subject to the Inclusion Right in the aggregate exceed such five percent (5%) threshold;

                           (II) the MascoTech Stockholders propose to Transfer, in one or more transactions, Restricted Securities representing more than five percent (5%) of the Restricted Securities on a Fully-Diluted Basis; provided, that this clause (II) shall apply only to the extent such Transfers otherwise subject to the Inclusion Right in the aggregate exceed such five percent (5%) threshold; or

                           (III) the Institutional Stockholders, the MascoTech Stockholders, the Additional Stockholders or the Management Stockholders propose to Transfer Restricted Preferred Securities;

in each case to any Person (the "Buyer") (the transferor under clause (I), (II) or (III), the "Transferor" and the securities proposed to be so transferred, the "Transferor Shares"), then, as a condition to such Transfer, the Transferor shall cause the Buyer to include an offer (the "Article III Offer") to each of the Stockholders holding shares of the same class (and series) as the Transferor Shares who are not Transferors (collectively, the "Offerees"), to sell to the Buyer, at the option of each Offeree, that number of shares of the same class (and series) of Restricted Securities (or Restricted Preferred Securities) as the Transferor, determined in accordance with Section 3.1(b), on the same terms and conditions as are applicable to the Transferor Shares. (For purposes of this Section 3.1, shares of all classes and series of Common Stock together with Equity Equivalents (on an as-if-converted basis), shall be deemed one and the same class and series of Common Stock.) The Transferor shall provide a written notice (the "Inclusion Notice") of the Article III Offer to each Offeree, which may accept the Article III Offer by providing a written notice of acceptance of the Article III Offer to the Transferor within thirty (30) days after delivery of the Inclusion Notice.

                  (b) Each Offeree shall have the right (an "Inclusion Right") to sell pursuant to the Article III Offer a Pro Rata number of its shares of Restricted Securities or Restricted Preferred Securities (as the case may be) as is sold by the Transferor (to the extent the Transferor's securities are subject to the Inclusion Right). Any Offeree which owns Equity Equivalents may sell pursuant to the Article III Offer, in lieu of shares of Common Stock, Equity Equivalents representing that number of shares of Common Stock which it could sell pursuant to its Inclusion Right and the purchase price therefor shall equal the aggregate price that would be paid for the shares of Common Stock issuable upon the exercise, exchange or conversion thereof minus the aggregate exercise, exchange or conversion price under such Equity Equivalent for such shares of Common Stock.

                                                      Stockholders' Agreement


         3.2      ARTICLE III SALES.

                  (a) Upon its exercise of an Inclusion Right, each Offeree shall, within a reasonable period prior to the closing of such Article III Sale, deliver to the Transferor a certificate or certificates representing the Restricted Securities and/or Restricted Preferred Securities to be sold or otherwise disposed of pursuant to the Article III Offer by such Offeree, free and clear of all Liens, and a limited power-of-attorney authorizing the Transferor to sell or otherwise dispose of such Restricted Securities and/or Restricted Preferred Securities pursuant to the terms of the Article III Offer, provided, however, that in the event that the purchase and sale of Restricted Securities or Restricted Preferred Securities contemplated by the Article III Offer is not completed, such certificate(s) shall be returned to the Offeree in accordance with Section 3.2(c) promptly upon request by the Offeree.

                      The Transferor shall have one hundred twenty (120) days, commencing on the expiration of the 30 day period following delivery of the Inclusion Notice, in which to sell or otherwise dispose of, on behalf of itself and the Offerees, up to the number of shares of Restricted Securities and/or Restricted Preferred Securities covered by the Article III Offer (and the number of Transferor Shares) to the Buyer. If all such shares are not sold to the Buyer, the Transferor, at its option, may elect to sell on behalf of itself and the Offerees such number of shares as the Buyer will purchase, Pro Rata among the Transferor and the Offerees, as nearly as practicable. The material terms of such sale, including, without limitation, price and form of consideration, shall be as set forth in the Inclusion Notice. If at the end of such 120-day period the Transferor has not completed the sale or other disposition of all the Transferor Shares and all the Offerees' Restricted Securities and/or Restricted Preferred Securities (if any) proposed to be sold, the Transferor shall return to each of the Offerees its respective certificates, if any, representing Restricted Securities and/or Restricted Preferred Securities which the Offerees delivered for sale or other disposition pursuant to this Article III and which were not sold pursuant thereto and the provisions of this Article III shall continue to be in effect.

                  (b) Promptly after the consummation of the sale or other disposition of the Transferor Shares and Restricted Securities and/or Restricted Preferred Securities of the Offerees to the Buyer pursuant to the Article III Offer, the Transferor shall notify the Offerees thereof, and the Buyer shall pay to the Transferor and each of the Offerees their respective portions of the sales price of the Restricted Securities and/or Restricted Preferred Securities sold or otherwise disposed of pursuant thereto, and shall furnish such other evidence of the completion of such sale or other disposition and the terms thereof as may be reasonably requested by the Offerees.

                  (c) Notwithstanding anything to the contrary contained in this
Article III, except for the Transferor's obligation to return to each Offeree any certificates representing the Offerees' Restricted Securities or Restricted Preferred Securities, there shall be no liability on the part of the Transferor to any Stockholder in the event that the proposed sale pursuant to this Article III is not consummated for whatever reason. Whether a sale of Restricted Securities or Restricted Preferred

                                                       Stockholders' Agreement

Securities is effected pursuant to this Article III by the Transferor is in the sole and absolute discretion of the Transferor.

                                   ARTICLE IV
                            REPURCHASE OF SECURITIES

         4.1      SALE EVENT.

                  (a) In the event that any Management Stockholder or any Additional Management Stockholder shall cease to be employed by (or in the case of any non-employee ceases to be a director of) the Company or any of its Subsidiaries for any reason, including death, permanent disability, termination for cause or without cause, voluntary termination, retirement or otherwise (such cessation of employment or directorship being referred to herein as a "Sale Event"), but in each case subject to Section 4.4, such Management Stockholder (or his personal representative) or such Additional Management Stockholder (or his personal representative) shall promptly notify the Company, the MascoTech Stockholders and the Institutional Stockholders of the applicable Sale Event and, within ninety (90) days after the Company's receipt of such notice, the Company or, at the option of the Company, any present or future employee or director of the Company or any of its Subsidiaries who shall have been designated by the Board acting by an Institutional Affirmative Board Vote and a MascoTech Affirmative Board Vote (subject, in each case, to the same qualification applicable to a Significant Transaction under Section 5.5) (a "Company Designee") may, at its option, elect to purchase the Securities described in the next sentence of this Section 4.1(a), exercisable by written notice (a "Purchase Notice") delivered to such Management Stockholder (or his personal representative) or such Additional Management Stockholder (or his personal representative) (with copies thereof to the Institutional Stockholders and the MascoTech Stockholders) and, in each case, his respective Permitted Transferees who hold Management Securities which Management Securities are attributable to the Management Stockholder or Additional Management Stockholder whose employment or directorship has ceased (collectively, the "Sellers") (with a copy to the Institutional Stockholders and the MascoTech Stockholders). Upon the giving of such notice, the Sellers shall be obligated to sell to the Company or the Company Designee those Management Securities (whether Vested Shares or Unvested Shares) of the Sellers which are designated in the Purchase Notice; provided, however, that in the event notice of a Sale Event is not given, a Purchase Notice (or notice from the Institutional Stockholders and/or MascoTech Stockholders as described in Section 4.1(b)) may in any event be given at any time following a Sale Event. The time periods set forth herein and in Section 4.1(b) below shall be tolled for the duration of any suspension period under
Section 4.4 hereof and the remaining balance of any such time period shall re-commence as of the end of any such suspension period.

                  (b) To the extent the Company or any Company Designee fails to deliver a Purchase Notice or otherwise does not purchase all of the Management Securities then owned by the Sellers, the Institutional Stockholders and the MascoTech Stockholders may, at their option, exercisable by written notice delivered to the Sellers within fifteen (15) days after delivery of the Purchase Notice (or one hundred (100) days after written notice from the Sellers (or any legal representative) to the Company of the applicable Sale Event, if no Purchase Notice is given by the Company or any Company Designee), on a pro rata basis (in proportion to the number of shares of Common Stock on a Fully-Diluted Basis owned by the Institutional Stockholders as compared with the number of such shares owned by the MascoTech Stockholders (and including on such pro rata basis with respect to the number of Vested Shares or Unvested Shares purchasable by each such Person)) purchase the Management Securities not so purchased by the Company which are designated in such written notice from the Institutional Stockholders and/or the MascoTech Stockholders.

         4.2 PURCHASE PRICE. The purchase price for each share of Management Securities to be purchased pursuant to Section 4.1 shall be as set forth below (and such purchase price may be paid at the election of the Company in cash or by a Management Note in an aggregate principal amount equal to such purchase price):

                  (a) as to each Vested Share (provided that the Sale Event did not occur as a result of a termination for Cause), the Fair Market Value thereof as of the date of the Sale Event,

                  (b) as to each Unvested Share, and each Vested Share (if the Sale Event occurred as a result of a termination for Cause), the lower of (x) the Fair Market Value thereof as of the date of the Sale Event or (y) the Original Cost thereof, and

                  (c) as to each Restricted Preferred Security, the stated value thereof together with accrued and unpaid dividends thereon as of the date of the Sale Event.

Notwithstanding anything to the contrary contained herein, no provision of this Agreement shall prevent or otherwise restrict the Board acting by an Institutional Affirmative Board Vote and a MascoTech Affirmative Board Vote (subject, in each case, to the same qualification applicable to a Significant Transaction under Section 5.5) from determining (in its discretion) (i) that the Company will purchase Management Securities from Management Stockholders or Additional Management Stockholders pursuant to Section 4.1 at a price per share in excess of the purchase price specified in this Section 4.2., (ii) that in connection with a retirement of a Management Stockholder or Additional Management Stockholder at or after normal retirement age all or any part of such Stockholder's Unvested Shares may be treated as Vested Shares by the Company for purposes of this Section 4.2 or (iii) that a Management Stockholder's or Additional Management Stockholder's Management Securities may not be repurchased pursuant to this Article IV by the Company, the MascoTech Stockholders or the Institutional Stockholders.

         4.3      CLOSING.




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


                                                      Stockholders' Agreement


                  (a) Subject to Section 4.4, the closing for all purchases and sales of Management Securities provided for in this Article IV shall be held at the principal executive offices of the Company at 10:00 a.m., local time, on the 30th day after the determination of the purchase price in respect thereof determined in accordance with Section 4.2 or at such other date and time as shall have been agreed to by the Board (acting by an Institutional Affirmative Board Vote and a MascoTech Affirmative Board Vote (subject, in each case, to the same qualification applicable to a Significant Transaction under Section 5.5)) and the Seller; provided, however, that if any Seller who has become obligated to sell Management Securities is deceased on such 30th day as aforesaid and such deceased person's personal representative shall not have been appointed and qualified by such date, then unless otherwise agreed to as provided above, the closing shall be postponed until the 10th day after the appointment and qualification of such personal representative.

                  (b) All Management Securities to be sold pursuant to this
Article IV shall be delivered to the purchaser at the aforesaid closing free and clear of all Liens. The purchaser will be entitled to receive customary representations as to title, authority and capacity to sell and to require a guaranteed signature of the Seller, as applicable. Each Seller hereby appoints the Company as attorney-in-fact to transfer such Management Securities on the books of the Company in the event of a sale pursuant to this Article IV. Such Sellers shall take all such actions as the Company or any other purchaser shall request as necessary to vest in the Company or any other purchaser at such closing good title to such Management Securities, free and clear of all Liens.

         4.4 POSTPONEMENT. Notwithstanding anything to the contrary contained herein, in the event a purchase (or the payment of the purchase price) by the Company pursuant to this Article IV would:

                  (a) violate or conflict with any statute, rule, injunction, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries or by which any of them or their respective properties may be bound or affected,

                  (b) result in a change of control under, any breach of, or a default (or an event which with notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the property or assets of the Company or any of its Subsidiaries pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of their respective properties is bound or affected or

                  (c) in the judgment of the Board, jeopardize the financial condition of the Company or otherwise have a material adverse effect on the business, condition (financial or otherwise), results of operations or assets or properties of the Company, upon the delivery by the Company of notice of suspension under this Section 4.4 to each of the Sellers, the rights of the Company to purchase the Management Securities of the Sellers with respect to whom the Sale Event has occurred pursuant to this Article IV shall be suspended until the earlier of (I), in the case of clauses (a) or (b) above, the date which falls thirty (30) days following such time as such prohibition first lapses or is waived and no such default would be caused, and in the case of clause (c) above, the date which falls thirty (30) days following such time as the Board determines that such purchase (or payment of the purchase price) would no longer jeopardize the financial condition of the Company or otherwise have a material adverse effect on the business, condition (financial or otherwise), results of operations or assets or properties of the Company or (II) the date which is three hundred and sixty (360) days after the date of such notice of suspension. For the purposes of this Section 4.4 only, the earlier of the dates under the preceding clause
(I) or (II) shall be deemed to be the date of the relevant Sale Event for purposes of the purchase and sale of Management Securities pursuant to this
Article IV.


                                    ARTICLE V
                              CORPORATE GOVERNANCE

         5.1      BOARD OF DIRECTORS.

                  (a) From and after the date hereof, each of the Stockholders shall vote or cause to be voted all of its shares of voting Common Stock (in the series or class as described below), at any regular or special meeting of stockholders called for the purpose of filling positions on the Board, or to execute a written consent in lieu of such a meeting of stockholders for the purpose of filling positions on the Board, and shall take all actions necessary, to ensure that the Board consists of seven (7) members as follows:

                      (i) shares of Series A-1 Common Stock shall be voted so as to elect two (2) individuals (individually, an "Institutional Director," and collectively, the "Institutional Directors") to be designated by the Institutional Stockholders until the time that the Institutional Stockholders shall have Transferred, in one or more transactions, other than to Permitted Transferees (excluding Permitted Transferees described in clause (iii)(C) of the definition of Permitted Transferees), forty percent (40%) of the shares of Common Stock comprising the Institutional Stockholders' Original Ownership Level, and thereafter by the Nominating Committee; provided, that, at any time, and from time to time, the Institutional Stockholders, in their sole discretion, may determine not to designate one or both of the Institutional Directors, in which case such Institutional Directors shall be designated by the Nominating Committee;

                      (ii) shares of Series A-2 Common Stock shall be voted so as to elect two (2) individuals (individually, a "MascoTech Director" and collectively, the "MascoTech Directors") to be designated by the MascoTech Stockholders, until the time that the

                                                      Stockholders' Agreement


         MascoTech Stockholders shall have Transferred, in one or more transactions, other than to Permitted Transferees, forty percent (40%) of the shares of Common Stock comprising the MascoTech Stockholders' Original Ownership Level, and thereafter by the Nominating Committee; provided, that, at any time, and from time to time, the MascoTech Stockholders, in their sole discretion, may determine not to designate one or both of the MascoTech Directors, in which case such MascoTech Directors shall be designated by the Nominating Committee;

                           (iii) shares of Series A-3 Common Stock shall be voted so as to elect one (1) individual (the "Management Director") to be designated by the Management Stockholders for so long as they own Management Securities who shall be the Chief Executive Officer of the Company or Chief Operating Officer of the Company, as the case may be; and

                           (iv) shares of Series A-4 Common Stock shall be voted so as to elect two (2) individuals (individually, a "Disinterested Director" and collectively, the "Disinterested Directors"), each of whom is not (A) an Affiliate of any Institutional Stockholder or MascoTech Stockholder or an employee, director or agent or either of them, (B) employed by the Company or any Subsidiary of the Company or
         (C) a Stockholder or an Affiliate of any Stockholder; provided, however, that any of the requirements contained in (A), (B) or (C) above may be waived with the mutual written consent of the Institutional Stockholders and the MascoTech Stockholders. Such Disinterested Directors shall be designated by the Nominating Committee;

provided, however, that (x) effective at the Closing, the Board shall consist of the individuals set forth on Exhibit C hereto in the categories shown thereon and (y) the Stockholders shall cause the Institutional Directors, the MascoTech Directors and the Management Director named thereon to be designated and elected as directors. The Nominating Committee shall consist of one (1) MascoTech Director, one (1) Institutional Director and one (1) Disinterested Director (collectively, the "Nominating Committee"), and upon the Closing the Nominating Committee shall consist of the individuals set forth on Exhibit C hereto in the categories shown thereon. The Nominating Committee shall act by majority vote, provided that, if for any reason there shall be less than three (3) directors on the Nominating Committee, it shall act by the unanimous vote of the remaining director(s) on the Nominating Committee. In the event that the MascoTech Stockholders do not designate any or either of the MascoTech Directors, the Nominating Committee will select one (1) additional Disinterested Director who shall also serve on the Nominating Committee which will then consist of two (2) Disinterested Directors and one (1) Institutional Director. In the event that the Institutional Stockholders do not designate any or either of the Institutional Directors, the Nominating Committee will select one (1) additional Disinterested Director who shall serve on the Nominating Committee which will then consist of two (2) Disinterested Directors and one (1) MascoTech Director.

                                                       Stockholders' Agreement

                  (b) If, prior to his election to the Board pursuant to Section 5.1(a), any person shall be unable or unwilling to serve as a director of the Company, the group of Stockholders or Nominating Committee who designated such person shall be entitled to designate a replacement.

                  (c) If at any time any Person designated as an Institutional Director, MascoTech Director or any Disinterested Director is not then serving as a director of the Company, upon the written request of the Institutional Stockholders or the MascoTech Stockholders, the Stockholders shall promptly take all action necessary or appropriate to elect individuals designated by the Institutional Stockholders (in the case of any Institutional Director), by the MascoTech Stockholders (in the case of any MascoTech Director) and by the Nominating Committee (in the case of any Disinterested Director) to serve as directors from and after the time of such request.

         5.2 REMOVAL. If (i) the Institutional Stockholders request that an Institutional Director elected as a director be removed (with or without cause), by written notice to the other Stockholders;

                           (ii) the Management Stockholders request that a Management Director elected as a director be removed (with or without cause), by written notice to the other Stockholders;
                           (iii) the MascoTech Stockholders request that a MascoTech Director elected as a director be removed (with or without cause) by written notice to the other Stockholders;

                           (iv) the Nominating Committee requests that a Disinterested Director (or an Institutional Director or MascoTech Director, if the Institutional Stockholders or MascoTech Stockholders, as the case may be, have determined not to designate an Institutional Director or MascoTech Director, as the case may be, and the Nominating Committee has designated such Institutional Director or such MascoTech Director) elected as a director be removed (with or without cause) by written notice to other Stockholders, or such director ceases to qualify as a Disinterested Director; or

                           (v) a Management Director ceases to qualify as a Management Director;

then in each such case, such director shall be removed and each Stockholder agrees to vote all shares of Common Stock owned by such Stockholder and other securities over which such Stockholder has voting control to effect such removal or to consent in writing to effect such removal upon such request.

         5.3 VACANCIES. In the event that a vacancy is created on the Board at any time by the death, disability, retirement, resignation or removal (with or without cause) of a director, each Stockholder agrees to vote all shares of Common Stock owned by such Stockholder and other securities over which such Stockholder has voting control for the individual designated to fill such vacancy by whichever of the Stockholders or Nominating Committee designated and/or approved
                                      -34-

                                                       Stockholders' Agreement

(pursuant to Section 5.1 hereof) the director whose death, disability, retirement, resignation or removal (with or without cause) resulted in such vacancy on the Board in the manner set forth in Section 5.1 hereof; provided, however, that such other individual so designated may not previously have been a director of the Company who was removed for cause from the Board.

         5.4      WEIGHTED BOARD VOTING.

                  (a) The directors on the Board shall have weighted votes which together total 1,000 votes, with each director having a number of such votes equal to the percentage set forth below:

                      (i) the Management Director will have a weighted vote of 10%;

                      (ii) each MascoTech Director will have a weighted vote of 17.5%;

                      (iii) each of the Institutional Directors will have a weighted vote of 17.5%, except that in the event there are more than 50 stockholders of the Company, such weighting shall, upon notice to the Company from the Institutional Stockholders, be shifted to a level between 9.5% and 12.5% each (as such level shall have been adjusted in such notice to the Company), with a corresponding shift in the weighting of each of the Disinterested Director's weighted vote from 10% to between 15% and 18%, as appropriate; thereafter the Institutional Stockholders shall have the right upon notice to the Company to shift the weighting back to its original position; and

                      (iv) each Disinterested Director will have a weighted vote of 10% (subject to shifting as described in clause (iii) above).

                  (b) All actions taken by the Board shall require the vote of a majority of the weighted votes of the Board, subject to Section 5.5. The weighted votes set forth above in Section 5.4(a) shall not be adjusted or affected by a vacancy in any directorship.

         5.5 SPECIAL APPROVAL RIGHTS. In addition to any other action requiring an Institutional Affirmative Board Vote or a MascoTech Affirmative Board Vote
(i) so long as the Institutional Stockholders have the right to designate directors under Section 5.1(a), an Institutional Affirmative Board Vote shall be required prior to the Company or any of its Subsidiaries entering into a Significant Transaction other than a Significant Transaction which involves the amendment, modification or negotiation of, or exercise of rights or remedies by the Company or any of its Subsidiaries against CVC or any of its Affiliates under either the Bridge Credit Agreement or the CVC Subscription Agreement, and
(ii) so long as the MascoTech Stockholders have the right to designate directors under Section 5.1(a), a MascoTech Affirmative Board vote shall be required prior to the Company or any of its Subsidiaries entering into a Significant Transaction other than a Significant Transaction which involves the amendment, modification or negotiation of, or exercise

                                                        Stockholders' Agreement


of rights or remedies by the Company or any of its Subsidiaries against MascoTech or any of its Affiliates under the Acquisition Agreement, the Senior Subordinated Note, the MascoTech Subscription Agreement or the Bridge Credit Agreement.

         5.6 COMMITTEES OF THE BOARD; SUBSIDIARY BOARDS. For so long as the Board shall be comprised of the individuals contemplated by Section 5.1, unless otherwise agreed to in writing by the Institutional Stockholders and the MascoTech Stockholders, the Stockholders shall take all action necessary or appropriate to cause the Company to have an audit committee and a compensation committee of the Board consisting of one (1) Institutional Director, one (1) MascoTech Director and one (1) Disinterested Director. The Stockholders shall take all action necessary or appropriate to cause each additional committee of the Board to have the same number of directors and the same composition as such audit committee and compensation committee. For so long as the MascoTech Stockholders and the Institutional Stockholders, respectively, shall have the right to designate any directors under Section 5.1(a), the Stockholders shall take all action necessary or appropriate to cause one director designated by each of the MascoTech Stockholders and the Institutional Stockholders, respectively, to be elected to the board of directors of each Subsidiary. The Stockholders agree that they shall take all actions necessary or appropriate to cause (i) such persons so designated to be directors on each such Subsidiary's board of directors and (ii) at the direction of the parties so designating each such director, the removal or replacement of such director from any such board. The composition of the boards of directors of such Subsidiaries of the Company shall otherwise be as determined by the Board.

         5.7      OBSERVER'S RIGHTS.

                  (a) In the event (i) the Institutional Stockholders elect not to exercise, or are prohibited by applicable law from exercising, their rights to designate either or both of the Institutional Directors, or once appointed, the Institutional Stockholders desire to remove one or both of the Institutional Directors, the Institutional Stockholders shall have, and/or (ii) the MascoTech Stockholders elect not to exercise, or are prohibited by applicable law from exercising, their rights to designate either or both of the MascoTech Directors, or once appointed, the MascoTech Stockholders desire to remove one or both of the MascoTech Directors, the MascoTech Stockholders shall have, the right to each have one (1) individual (each, an "Observer") attend any meeting of the Board or any committee thereof. In addition, each of the Institutional Stockholders and the MascoTech Stockholders shall have, the right to appoint an Observer to the board of directors of any Subsidiary in lieu of designating a director thereto as provided by Section 5.6.

                  (b) An Observer shall not have the right to vote on any matter presented to the board of directors or any committee thereof. The Company shall give each Observer written notice of each meeting thereof at the same time and in the same manner as the members of the relevant board of directors or such committee receive notice of such meetings, and the Company shall permit each Observer to attend as an observer at all meetings thereof; provided that in the case of telephonic

                                                       Stockholders' Agreement

meetings, such Observer need receive only actual notice thereof at the same time and in the same manner as notice is given to the directors.

                  (c) Each Observer shall be entitled to receive all written materials and other information given to the directors in connection with such meetings at the same time such materials and information are given to the directors, and each Observer shall keep such materials and information confidential. If the Company (or any Significant Subsidiary) proposes to take any action by written consent in lieu of a meeting of its board of directors, the Company (or such Significant Subsidiary) shall give written notice thereof to each Observer prior to the effective date of such consent describing the nature and substance of such action.

         5.8 ACTION BY WRITTEN CONSENT OF STOCKHOLDERS. The parties hereto agree that whenever any action is proposed to be taken by Stockholders without a meeting, the Stockholders proposing to act by such consent shall, or shall cause the Company to, give the Institutional Stockholders and the MascoTech Stockholders at least seven (7) days' prior written notice (or such shorter notice period as is agreed to in writing) of such proposed action specifying the action to be taken and the purpose thereof (such notice requirement shall be deemed satisfied by execution of such consent (i) by Institutional Stockholders which hold in the aggregate more than fifty percent (50%) of the shares of Common Stock on a Fully-Diluted Basis held by all Institutional Stockholders and
(ii) by MascoTech Stockholders which hold in the aggregate more than fifty percent (50%) of the shares of Common Stock on a Fully-Diluted Basis held by all MascoTech Stockholders;

         5.9 DESIGNATION OF PROXY. In order to effectuate the provisions of this
Article V and in addition to and not in lieu of Sections 5.1 through 5.3 hereof, each of the Management Stockholders and Additional Management Stockholders hereby grants to the Chief Executive Officer of the Company, the Chief Operating Officer or the Chief Financial Officer of the Company, as the case may be, or any successor Chief Executive Officer of the Company, the Chief Operating Officer or Chief Financial Officer of the Company, as the case may be (the "Management Representative"), an irrevocable proxy (which proxy is coupled with an interest) to vote at any annual or special meeting of stockholders, or to take action by written consent in lieu of such meeting with respect to, all of the shares of Common Stock owned or held of record by the Management Stockholders and Additional Management Stockholders solely for (a) the election of directors designated in accordance with Section 5.1, (b) the removal of directors in accordance with Section 5.2 and (c) the election of a director to fill any vacancy on the Board in accordance with Section 5.3. Such proxy shall be in effect with respect to each share of Common Stock owned or held of record by a Management Stockholder or Additional Management Stockholder until such time as such Management Stockholder or Additional Management Stockholder no longer owns or is the record holder of such share.

                                                       Stockholders' Agreement

                                   ARTICLE VI
                        CERTAIN COVENANTS OF THE PARTIES

         6.1 REGISTRATION. In the event of, and in order to facilitate, a registration by the Company of Common Stock under the Securities Act which will constitute a Qualifying Offering, each Stockholder shall, at a meeting convened for the purpose of amending the Certificate of Incorporation and the By-laws of the Company, vote (in each case as recommended by the Board):

                           (i) to increase the authorized shares of any or all classes or series of the Company's Common Stock and if necessary or desirable, change the par value of any class or series of Common Stock or change the number of issued and outstanding shares of any class or series of Common Stock whether by stock split, stock dividend, reclassification, combination or the like; and

                           (ii) to amend, modify or repeal provisions of the Certificate of Incorporation or By-laws of the Company (subject to the rights and privileges set forth in the terms of the Series A Preferred) to the extent such amendments, modifications or repeals are customary and reasonably necessary in order to facilitate a Qualifying Offering and would be effective upon the closing of such Qualifying Offering (except that amendments, modifications and repeals which have the primary purpose of hindering an unsolicited takeover of the Company (e.g., fair price provisions, staggered board, poison pills and similar provisions) are deemed not to be customary or reasonably necessary).

         6.2 MANAGEMENT STOCKHOLDERS; ADDITIONAL STOCKHOLDERS. The parties hereto agree that as a condition precedent to the issuance by the Company of shares of Common Stock or of securities convertible, exchangeable or exercisable for or into shares of Common Stock (i) to any employee of the Company or its Subsidiaries or (ii) to any Person other than any such employee, any Institutional Stockholder, any MascoTech Stockholder or any Management Stockholder, the Company shall require such employee or other Person to execute a Joinder Agreement and thereby enter into and become a party to this Agreement. From and after such time, the term "Additional Management Stockholder" shall be deemed to include such employees and the term "Additional Stockholder" shall be deemed to include such other Person. Nothing contained herein nor the ownership of any Restricted Securities shall confer upon any Management Stockholder or Additional Management Stockholder the right to employment or to remain in the employ of the Company or any of its Subsidiaries. Notwithstanding the foregoing, to the extent approved by an Institutional Affirmative Board Vote and MascoTech Affirmative Board Vote and specified in any Joinder Agreement (or amendment thereto) pursuant to which any Additional Management Stockholder may become a party hereto, the provisions of this Agreement may be varied to be more or less restrictive with respect to any Additional Management Stockholder.

         6.3 STOCKHOLDER LIST; CERTAIN NOTICES. Upon the request of any Institutional Stockholder or MascoTech Stockholder, the Company shall deliver promptly to such Institutional

                                                       Stockholders' Agreement

Stockholder or MascoTech Stockholder a list setting forth the names of all Stockholders and the number of shares of Common Stock and Equity Equivalents owned by each Stockholder. In addition, the Company shall give each of the Institutional Stockholders and the MascoTech Stockholders prior written notice of (a) the proposed conversion of any shares of any class of Common Stock or Equity Equivalents and (b) any proposed record transfer of Restricted Securities or Restricted Preferred Securities, setting forth the name of the transferee and the number and type of Restricted Securities or Restricted Preferred Securities being so transferred.

         6.4      REGULATORY COMPLIANCE COOPERATION.

                  (a) Before the Company redeems, purchases or otherwise acquires, directly or indirectly, or converts or takes any action with respect to the voting rights of, any shares of any class of its capital stock (excluding Management Securities) or any securities convertible, exchangeable or exercisable for or into any shares of any class of its capital stock (excluding Management Securities), the Company will give written notice of such pending action to the Institutional Stockholders and to the MascoTech Stockholders. Upon the written request of any Institutional Stockholder made within seven (7) days after its receipt of any such notice, stating that after giving effect to such action such Institutional Stockholder would have a Regulatory Problem (as defined below), the Company will defer taking such action for such period (not to extend beyond forty-five (45) days after such Institutional Stockholder's receipt of the Company's original notice) as such Institutional Stockholder requests to permit it and its Affiliates to reduce the quantity of securities owned by them in order to avoid the Regulatory Problem. In the event the Company or any Institutional Stockholder is precluded from taking any action under this Agreement within any allotted period of time as a consequence of this Section, such period of time shall be extended by the number of days during which the Company or such Institutional Stockholder is precluded from acting.

                  (b) In the event that any Institutional Stockholder determines in its good faith reasonable judgment that it has a Regulatory Problem (as defined below), the Company agrees to take all such actions as are reasonably requested by such Institutional Stockholder in order to effectuate and facilitate any Transfer by such Institutional Stockholder of any securities of the Company then held by such Institutional Stockholder to any Person designated by such Institutional Stockholder, it being understood that Transfers pursuant to this subsection shall only be for that quantity of the securities of the Company as is reasonably deemed necessary by such Institutional Stockholder to remedy such Regulatory Problem, and that such Transfer is to be at the expense of such Institutional Stockholder and be subject to all other provisions of the Stockholders' Agreement.

                  (c) For purposes of this Agreement, "Regulatory Problem" means
(i) the Institutional Stockholder's investment in the Common Stock exceeds any limitation to which it is subject, or is otherwise not permitted, under any law, rule or regulation of any governmental authority (including any position to that effect taken by such governmental authority), or (ii) restrictions are imposed on the Institutional Stockholder as a result of any law, regulation, rule or

                                                      Stockholders' Agreement

directive (whether or not having the force of law) of any governmental or regulatory authority which, in the reasonable judgment of the Institutional Stockholder, make it illegal or unduly burdensome for the Institutional Stockholder to continue to hold such Common Stock.

         6.5      RIGHTS OFFERING.

                  (a) Prior to issuing any New Common Stock after the Closing
(x) before the occurrence of an underwritten public offering of Common Stock registered under the Securities Act, to any person or (y) after such offering, to any Stockholder, the Company shall offer (the "New Common Stock Offer") each of the Institutional Stockholders and the MascoTech Stockholders an opportunity to purchase in cash any or all of its Pro Rata portion of such New Common Stock on the same terms and conditions as the New Common Stock being offered and, if such New Common Stock is to be issued as a part of a unit of securities, the Company shall offer each of the Institutional Stockholders and the MascoTech Stockholders an opportunity to purchase any or all of its Pro Rata portion of such unit of securities (together with the New Common Stock, the "New Common Stock Units") on the same terms and conditions as the New Common Stock Units being offered. The Company shall make such New Common Stock Offer by providing each of the Institutional Stockholders and the MascoTech Stockholders with a notice (the "New Common Stock Notice") setting forth (i) each of the Institutional Stockholder's and the MascoTech Stockholder's Pro Rata portion of such New Common Stock or of such New Common Stock Units, as the case may be,
(ii) the cash consideration to be paid for each share of New Common Stock or each New Common Stock Unit, as the case may be, and (iii) all other material terms of such New Common Stock Offer.

                  (b) In order for any of the Institutional Stockholders or MascoTech Stockholders to accept the New Common Stock Offer, such Institutional Stockholder or MascoTech Stockholder shall give a notice of acceptance to the Company on or before twenty (20) days following its receipt of a New Common Stock Notice (the expiration of such twenty (20) days being referred to herein as the "Acceptance Date").

                  (c) Within one hundred twenty (120) days following the Acceptance Date, the Company (i) shall issue New Common Stock or New Common Stock Units, as the case may be, to each Institutional Stockholder or MascoTech Stockholder who timely accepted such New Common Stock Offer upon the terms specified in such New Common Stock Offer and (ii) may issue New Common Stock or New Common Stock Units, as the case may be, to any other Person or Persons in an amount not to exceed the aggregate amount offered pursuant to the New Common Stock Offer (less the aggregate amount of shares of New Common Stock or units of New Common Stock Units, as the case may be, issued to each of the Institutional Stockholders or MascoTech Stockholders pursuant to the foregoing clause (i)) and for a price which equals or exceeds the price per share of New Common Stock or per unit of New Common Stock Units, as the case may be, specified in the New Common Stock Offer.

                                                       Stockholders' Agreement


         6.6 PURCHASER REPRESENTATIVES. If the Company enters into any negotiation or transaction involving the issuance of securities of another Person to the Stockholders for which Rule 506 (or any similar rule then in effect) promulgated under the Securities Act by the Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization) each Management Stockholder and Additional Management Stockholder (if an individual) will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501 under the Securities Act) reasonably acceptable to the Company. If any Management Stockholder or Additional Management Stockholder appoints the purchaser representative designated by the Company, the Company will pay the fees of such purchaser representative, but if any such Management Stockholder or Additional Management Stockholder declines to appoint the purchaser representative designated by the Company, such Management Stockholder or Additional Management Stockholder will appoint, at his own expense, another purchaser representative reasonably acceptable to the Company.

         6.7 CONFIDENTIALITY. Each Stockholder agrees to use only in a manner consistent with its status as a Stockholder and not in furtherance of any other unrelated business purpose, any information which it may receive from, or at the direction of, the Company with respect to the financial condition, business or operations of the Company or any Subsidiary, and to hold such information in confidence, except for disclosures (a) to its lenders and to its legal counsel, accountants, and other professional advisors, (b) as required by law, regulation or legal process or the rules of any stock exchange, (c) in accordance with the prior written consent of the Company, (d) to its Affiliates and their directors, officers, employees and professional advisors and (e) to any prospective purchaser of Restricted Securities, Preferred Restricted Securities and Debentures which agrees to keep such information confidential. The information subject to the restrictions set forth in this Section 6.7 shall not include information which (i) becomes generally available to the public other than as a result of a disclosure by any Stockholder, or any Affiliate thereof (other than the Company or its Subsidiaries) or representatives, (ii) was available to a Stockholder on a non- confidential basis prior to its disclosure by the Company, a Subsidiary or their representatives or (iii) becomes available to a Stockholder on a non-confidential basis from a source other than the Company, a Subsidiary or their representatives provided, that such source is not bound by a confidentiality agreement with the Company, a Subsidiary or their representatives.

         6.8 FINANCIAL REPORTING COVENANTS. The Company agrees to comply with the financial reporting requirements of the Company required by the Subscription Agreements.

                                                       Stockholders' Agreement

                                   ARTICLE VII
                                  MISCELLANEOUS

         7.1 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of New York, except to the extent that the General Corporation Law of the State of Delaware applies as a result of the Company being incorporated in the State of Delaware, in which case such General Corporation Law shall apply.

         7.2 ENTIRE AGREEMENT; AMENDMENTS. This Agreement (when read in conjunction with the applicable Stockholder's subscription agreement) constitutes the entire agreement of the parties with respect to the subject matter hereof and this Agreement may be amended, modified or supplemented only by a written instrument duly executed by the Company, the Institutional Stockholders and the MascoTech Stockholders, except that (a) any amendment, modification or supplement that materially, adversely and disproportionately affects the Management Stockholders or the Additional Stockholders, as the case may be, shall require the consent of the Management Stockholders or the Additional Stockholders, respectively, and (b) any amendment, modification or supplement that disproportionately affects less than all of the Management Stockholders or the Additional Stockholders, as the case may be, shall require the consent of the Management Stockholders or the Additional Stockholders so affected. In the event of an amendment, modification or supplement of this Agreement in accordance with its terms, the Stockholders shall take all action necessary or appropriate, within thirty (30) calendar days following such amendment, modification or supplement, or as soon thereafter as is practicable, to cause the adoption of any amendment to the Certificate of Incorporation and By-Laws of the Company that may be required as a result of such amendment, modification or supplement to this Agreement. The Stockholders hereby agree to vote their shares of Restricted Securities and Restricted Preferred Securities to approve such amendments to the Certificate of Incorporation and By-Laws of the Company.

         7.3 TERM. Except as provided below in this Section 7.3, this Agreement shall automatically and without further action terminate upon the earliest to occur of (i) a Qualifying Offering or (ii) a Sale Transaction; provided that upon the occurrence of a Qualifying Offering and prior to the occurrence of a Sale Transaction, the provisions of Article IV, Article VII and the prohibition on transfer by any Management Stockholder of any Unvested Shares set forth in the second proviso to Section 2.4(a) shall continue in full force and effect (together with related definitions).

         7.4 CERTAIN ACTIONS. Unless otherwise expressly provided herein, whenever any action is required under this Agreement by:

                  (a) the Institutional Stockholders (as a group, as opposed to the exercise by an Institutional Stockholder of its individual rights hereunder), it shall be by the affirmative vote of the

                                                        Stockholders' Agreement

holders of Common Stock representing more than fifty percent (50%) of the Common Stock on a Fully-Diluted Basis then held by the Institutional Stockholders as a group, or as otherwise agreed in writing by the Institutional Stockholders as a group (a copy of such writing to be supplied to the MascoTech Stockholders by the Company or the Institutional Stockholders);

                  (b) the MascoTech Stockholders (as a group, as opposed to the exercise by a MascoTech Stockholder of its individual rights hereunder), it shall be by the affirmative vote of the holders of Common Stock representing more than fifty percent (50%) of the Common Stock on a Fully-Diluted Basis then held by the MascoTech Stockholders as a group;

                  (c) the Management Stockholders (and Additional Management Stockholders), it shall be by the Management Representative; or

                  (d) the Additional Stockholders (as a group, as opposed to the exercise by an Additional Stockholder of its individual rights hereunder), it shall be by the affirmative vote of the holders of Common Stock representing more than fifty percent (50%) of the Common Stock on a Fully-Diluted Basis then held by the Additional Stockholders as a group.

         7.5 INSPECTION. For so long as this Agreement shall remain in effect, this Agreement shall be made available for inspection by any Stockholder at the principal executive offices of the Company, except that the Company may elect to maintain confidentiality over any portion of any exhibits, schedules or annexes which show the stock ownership of any Management Stockholder or Additional Management Stockholder.

         7.6 COMPLIANCE WITH REGULATIONS. Whenever a Stockholder is entitled to purchase Restricted Securities or Restricted Preferred Securities pursuant to the provisions of this Agreement, any closing time period specified in such provision shall be tolled until any necessary governmental approval is received, including without limitation approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, provided that such tolling period shall not exceed sixty (60) days.

         7.7 WAIVER. No waiver by any party of any term or condition of this Agreement, in one or more instances, shall be valid unless in writing, and no such waiver shall be deemed to be construed as a waiver of any subsequent breach or default of the same or similar nature.

         7.8 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns (including without limitation transferees of Restricted Securities and Restricted Preferred Securities); provided, however, that

                  (a) nothing contained herein shall be construed as granting any Stockholder the right to Transfer any of its Restricted Securities or Restricted Preferred Securities except in accordance with this Agreement,

                                                       Stockholders' Agreement


                  (b) any Third Party which acquires Restricted Securities or Restricted Preferred Securities in accordance with Section 2.5 (Right of First Refusal) and 2.8 (Mascotech Stockholders Special Right of First Offer) shall be bound by and shall have the benefit of the provisions of Sections 2.1, 2.2, 2.4 (but not 2.4(a)(i), 2.4(a)(v), 2.4(b)(i), 2.4(b)(ii) and 2.4(d)(i)), 2.5, 2.6,
Article III, Section 6.1 and Article VII, and shall be bound by the obligations under Section 2.7 in connection with the exercise by other Stockholders of the Drag-Along Right (but shall not have the benefit of such Section 2.7 to exercise the Drag-Along Right) and Article V to vote securities and take other actions in order to elect and/or remove directors designated under Article V by the Institutional Stockholders, the MascoTech Stockholders, the Management Stockholders and the Nominating Committee (but shall not have the benefit of any rights to designate or remove any directors under Article V), to the same extent as the transferor of such Restricted Securities or Restricted Preferred Securities, but the remaining provisions of this Agreement shall not inure to the benefit of, and the provisions of Article IV shall not apply to, the Restricted Securities or Restricted Preferred Securities of, such Third Party,

                  (c) unless otherwise provided in the terms of the Transfer, none of the provisions of this Agreement, other than those set forth in Sections
2.1 and 2.2 to the extent those Sections require compliance with the Securities Act, delivery of opinions of counsel and placement of Securities Act (or state securities laws) legends, shall apply to any Transfer of Restricted Securities or Restricted Preferred Securities (or to the transferee thereof) subsequent to a Transfer of those securities pursuant to Article III,

                  (d) none of the provisions of this Agreement shall apply to any Transfer of Restricted Securities or Restricted Preferred Securities subsequent to a Transfer thereof pursuant to a registered public offering made in accordance with the Securities Act or pursuant to a Rule 144 Transaction,

                  (e) notwithstanding any Transfer of Restricted Securities or Restricted Preferred Securities by any MascoTech Stockholder, Management Stockholder or Additional Stockholder to an Institutional Stockholder, only the provisions of this Agreement which are expressly applicable to Institutional Stockholders shall be applicable to such Institutional Stockholder and to such Restricted Securities or Restricted Preferred Securities in the hands of such Institutional Stockholder,

                  (f) notwithstanding any Transfer of Restricted Securities or Restricted Preferred Securities by any Institutional Stockholder, Management Stockholder or Additional Stockholder to a MascoTech Stockholder, only the provisions of this Agreement which are expressly applicable to such MascoTech Stockholder shall be applicable to such MascoTech Stockholder and to such Restricted Securities or Restricted Preferred Securities in the hands of such MascoTech Stockholder,

                  (g) notwithstanding any Transfer of Restricted Securities or Restricted Preferred Securities by any Institutional Stockholder, MascoTech Stockholder or Additional Stockholder to a Management Stockholder, only the provisions of this Agreement which are expressly applicable

                                                       Stockholders' Agreement

to such Management Stockholder shall be applicable to such Management Stockholder and to such Restricted Securities or Restricted Preferred Securities in the hands of such Management Stockholder,

                  (h) notwithstanding any Transfer of Restricted Securities or Restricted Preferred Securities by any Institutional Stockholder, MascoTech Stockholder or Management Stockholder to an Additional Stockholder, only the provisions of this Agreement which are expressly applicable to such Additional Stockholder shall be applicable to such Additional Stockholder and to such Restricted Securities or Restricted Preferred Securities in the hands of such Additional Stockholder.

         7.9 REMEDIES. In the event of a breach by any party to this Agreement of its obligations under this Agreement, any party injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages and costs (including reasonable attorneys' fees), will be entitled to specific performance of its rights under this Agreement. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived. Such equitable remedies and all other remedies are cumulative and not exclusive and shall be in addition to any remedies which any party may have under this Agreement or otherwise.

         7.10 INCOME TAX WITHHOLDING. Each Management Stockholder and Additional Management Stockholder authorizes the Company to make any required withholding from such Management Stockholder's (or Additional Management Stockholder's, as the case may be) compensation for the payment of any and all income taxes and other sums that may be due any governmental authority as a result of the receipt by the Management Stockholders (or the Additional Management Stockholders, as the case may be) of compensation income under Section 83 of the Internal Revenue Code of 1986, as amended, or similar provisions of state or local law, if required by applicable law, and agrees, if requested by the Company, and in lieu of all or a portion of such withholding, to pay the Company in a lump sum such amounts as the Company may be required to remit to any governmental authority on behalf of the Management Stockholder (or the Additional Management Stockholder, as the case may be) in respect of any such taxes and other sums.

         7.11 INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as

                                                       Stockholders' Agreement

may be possible.

         7.12 HEADINGS. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

         7.13 FURTHER ASSURANCES; SUBSIDIARIES. Each party hereto shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement. Any provision herein that by its terms requires a Subsidiary of the Company to take any action or refrain from taking any action shall be interpreted to require the Company to cause such Subsidiary to take such action or to refrain from taking such action, respectively, to the fullest extent permitted by law.

         7.14 GENDER. Whenever the pronouns "he" or "his" are used herein they shall also be deemed to mean "she" or "hers" or "it" or "its" whenever applicable. Words in the singular shall be read and construed as though in the plural and words in the plural shall be construed as though in the singular in all cases where they would so apply.

         7.15 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         7.16 PAYMENT. All payments hereunder shall be made in cash (or by Management Note, as provided by Section 4.2 hereof), or by wire transfer of immediately available funds, except that payments of amounts of less than $500,000 may be by an official bank check.

         7.17 NOTICES. (a) All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission or mailed (by registered or certified mail, postage prepaid, return receipt requested) or delivered by reputable overnight courier, fee prepaid to the parties at the following addresses or facsimile numbers:

                           (i)      If to any Institutional Stockholder, to:

                                    Citicorp Venture Capital, Ltd.
                                    399 Park Avenue - 14th Floor
                                    New York, New York 10043
                                    Facsimile No.:  212-888-2940
                                    Attn:  Michael A. Delaney

                                                        Stockholders' Agreement


                                    with a copy to:

                                    Morgan, Lewis & Bockius LLP
                                    101 Park Avenue
                                    New York, New York 10178
                                    Facsimile No.:  212-309-6273
                                    Attn:  Philip H. Werner

                           (ii)     If to any MascoTech Stockholder, to:

                                    MascoTech, Inc.
                                    21001 Van Born Road
                                    Taylor, Michigan  48180
                                    Facsimile No.:  313-374-6136
                                    Attn: President

                                    with a copies to:

                                    MascoTech, Inc.
                                    21001 Van Born Road
                                    Taylor, Michigan  48180
                                    Facsimile No.:  313-374-6135
                                    Attn:  General Counsel

                                    and

                                    MascoTech, Inc.
                                    21001 Van Born Road
                                    Taylor, Michigan 48180
                                    Facsimile No.: 313-374-6136
                                    Attn:  Chief Financial Officer

                                                      Stockholders' Agreement

                           (iii)    If to any Management Stockholder, to:

                                    MSX International, Inc.
                                    275 Rex Boulevard
                                    Auburn Hills, MI 48326
                                    Attn:  Chief Executive Officer

                                    with a copy to:

                                    MSX International, Inc.
                                    275 Rex Boulevard
                                    Auburn Hills, MI 48326
                                    Attn:  Chief Financial Officer

                           (iv)     If to the Company, to:

                                    MSX International, Inc.
                                    275 Rex Boulevard
                                    Auburn Hills, MI 48326
                                    Attn:  Chief Executive Officer

                                    with copies to:

                                    Citicorp Venture Capital, Ltd.
                                    399 Park Avenue - 14th Floor
                                    New York, New York 10043
                                    Facsimile No.:  212-888-2940
                                    Attn:  Michael A. Delaney

                                    and

                                    Morgan, Lewis & Bockius LLP
                                    101 Park Avenue
                                    New York, New York 10178
                                    Facsimile No.:  212-309-6273
                                    Attn:  Philip H. Werner

                                                        Stockholders' Agreement

                           (v) If to any Additional Stockholder, to the address of such Person set forth in the stock records of the Company.

                  (b) All such notices, requests and other communications will be deemed delivered upon receipt. Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto (subject to Section 7.4).

         7.18     SERVICE OF PROCESS.

                   EACH OF THE PARTIES HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE PARTY AT THE ADDRESS SPECIFIED IN THIS AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE FIFTEEN (15) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF ANY PARTY HERETO TO SERVE ANY SUCH LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER OR TO BRING ACTIONS, SUITS OR PROCEEDINGS AGAINST ANY OF THE OTHER PARTIES HERETO IN SUCH OTHER JURISDICTIONS, AND IN SUCH MANNER, AS MAY BE PERMITTED BY ANY APPLICABLE LAW.

         7.19     WAIVER OF JURY TRIAL.

                  EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. EACH OF THE PARTIES HERETO ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF SUCH PARTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF THE PARTIES HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

                                                       Stockholders' Agreement


         7.20     WAIVER OF FIDUCIARY DUTIES; CORPORATE OPPORTUNITY.

                  (a) INSTITUTIONAL STOCKHOLDERS, MASCOTECH STOCKHOLDERS AND THEIR RESPECTIVE AFFILIATES SHALL HAVE NO DUTIES, COMMITMENTS, OBLIGATIONS OR COVENANTS, EXPRESSED OR IMPLIED, OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT, THE NON-COMPETITION AGREEMENT, THE ACQUISITION AGREEMENT, THE REGISTRATION RIGHTS AGREEMENT OR THE SUBSCRIPTION AGREEMENTS. EXCEPT AS SO SET FORTH HEREIN AND THEREIN, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, NEITHER INSTITUTIONAL STOCKHOLDERS NOR MASCOTECH STOCKHOLDERS SHALL HAVE ANY FIDUCIARY OR SIMILAR DUTY, OR ANY LIABILITY RELATING THERETO, TO THE COMPANY OR TO ANY OTHER STOCKHOLDERS (OR ANY AFFILIATE OF THE COMPANY OR SUCH OTHER STOCKHOLDER) IN CONNECTION WITH THE COMPANY OR THE COMPANY'S BUSINESS OR AFFAIRS, AND THE COMPANY, EACH STOCKHOLDER AND EACH AFFILIATE OF SUCH STOCKHOLDER HEREBY WAIVES ANY CLAIM FOR BREACH OF FIDUCIARY DUTY AGAINST ANY MASCOTECH STOCKHOLDER OR INSTITUTIONAL STOCKHOLDER OR ANY AFFILIATE OF ANY MASCOTECH STOCKHOLDER OR INSTITUTIONAL STOCKHOLDER, AS THE CASE MAY BE, AND EACH STOCKHOLDER AGREES THAT IT SHALL NOT TAKE ANY ACTION TO CAUSE THE COMPANY TO BRING ANY CLAIM FOR BREACH OF FIDUCIARY DUTY AGAINST ANY MASCOTECH STOCKHOLDER OR INSTITUTIONAL STOCKHOLDER OR ANY AFFILIATE OR ANY MASCOTECH STOCKHOLDER OR INSTITUTIONAL STOCKHOLDER, IN EACH CASE WITH RESPECT TO THE COMPANY OR THE COMPANY'S BUSINESS OR AFFAIRS.

                  (b) WITHOUT LIMITING THE GENERALITY OF 7.20(a) ABOVE, TO THE FULLEST EXTENT PERMITTED BY ANY APPLICABLE LAW, THE DOCTRINE OF CORPORATE OPPORTUNITY, OR ANY OTHER ANALOGOUS DOCTRINE, SHALL NOT APPLY WITH RESPECT TO THE INSTITUTIONAL STOCKHOLDERS, MASCOTECH STOCKHOLDERS OR ANY OF RESPECTIVE AFFILIATES OR TO THE COMPANY. IN PARTICULAR, (I) EACH OF MASCOTECH STOCKHOLDERS AND INSTITUTIONAL STOCKHOLDERS SHALL HAVE THE RIGHT TO ENGAGE IN BUSINESS ACTIVITIES, WHETHER OR NOT IN COMPETITION WITH THE COMPANY OR THE COMPANY'S BUSINESS ACTIVITIES, WITHOUT CONSULTING ANY OTHER STOCKHOLDER AND (II) NO MASCOTECH STOCKHOLDER OR INSTITUTIONAL STOCKHOLDER OR ANY OF THEIR RESPECTIVE AFFILIATES SHALL HAVE ANY OBLIGATION TO ANY OTHER STOCKHOLDER WITH RESPECT TO ANY OPPORTUNITY TO ACQUIRE PROPERTY OR MAKE INVESTMENTS AT ANY TIME; PROVIDED, HOWEVER, NOTHING HEREIN SHALL CANCEL OR LIMIT ANY DUTIES, COMMITMENTS, OBLIGATIONS OR COVENANTS EXPRESS OR IMPLIED, OF EITHER THE MASCOTECH STOCKHOLDERS OR THE INSTITUTIONAL STOCKHOLDERS PURSUANT TO THE NON-COMPETITION AGREEMENT.

                                                       Stockholders' Agreement

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                MSX INTERNATIONAL, INC.

                                By:   ----------------------------------
                                      Name:  Frederick K. Minturn
                                      Title:    President


                                MASCOTECH, INC.

                                By:   ----------------------------------
                                      Name:  Timothy Wadhams
                                      Title:    Vice President


                                CITICORP VENTURE CAPITAL,  LTD.

                                By:   ----------------------------------
                                      Name:  Michael A. Delaney
                                      Title:    Vice President


                                MANAGEMENT STOCKHOLDERS



                                ----------------------------------------
                                E.H. Billig



                                ----------------------------------------
                                Frederick K. Minturn



                                ----------------------------------------
                                Ralph Miller

[Signature Page to Stockholders' Agreement]

                                                       Stockholders' Agreement

                                                                     Exhibit A

                            Form of Joinder Agreement

MSX INTERNATIONAL, INC.
275 Rex Boulevard
Auburn Hills, MI 48326

Attention: Chief Executive Officer


Ladies & Gentlemen:

                  In consideration of the [TRANSFER][ISSUANCE] to the undersigned of [DESCRIBE SECURITY BEING TRANSFERRED/ISSUED] of MSX INTERNATIONAL, INC., a Delaware corporation (the "Company"), the undersigned [REPRESENTS THAT IT IS A PERMITTED TRANSFEREE OF [INSERT NAME OF TRANSFEROR] AND]* agrees that, as of the date written below, [HE] [SHE] [IT] shall become a party to[, AND A PERMITTED TRANSFEREE AS DEFINED IN,]* that certain Stockholders' Agreement dated as of ____________, 199__, as such agreement may have been amended, supplemented or modified from time to time (the "Agreement"), among the Company and the persons named therein, and [AS A PERMITTED TRANSFEREE SHALL BE FULLY BOUND BY, AND SUBJECT TO, ALL OF THE COVENANTS, TERMS AND CONDITIONS OF THE AGREEMENT THAT WERE APPLICABLE TO THE UNDERSIGNED'S TRANSFEROR,]* [SHALL BE FULLY BOUND BY, AND SUBJECT TO, THE COVENANTS, TERMS AND CONDITIONS OF THE AGREEMENT AS PROVIDED UNDER SECTION 7.8 OF THE AGREEMENT]** [SHALL BE FULLY BOUND BY, AND SUBJECT TO, ALL OF THE COVENANTS, TERMS AND CONDITIONS OF THE AGREEMENT,]*** as though an original party thereto and shall be deemed a [MANAGEMENT STOCKHOLDER] [MASCOTECH STOCKHOLDER] [ADDITIONAL STOCKHOLDER] [INSTITUTIONAL STOCKHOLDER]**** for [ALL]* [SOLELY FOR]** [ALL]*** purposes thereof.

                  Executed as of the       day of         ,      .

                                                   SIGNATORY:------------------

                                                   Address:  ------------------

                                                             ------------------

                                                   ACKNOWLEDGED AND ACCEPTED:

                                                   MSX INTERNATIONAL, INC.

                                                   By: -----------------------
                                                       Name:
                                                       Title:

                                                       Stockholders' Agreement

*        Include if signatory is a Permitted Transferee
**       Include if signatory is a Third Party
***      Include if signatory is an Additional Stockholder
**** Include if signatory is receiving securities from a Management Stockholder, a MascoTech Stockholder, an Additional Stockholder or an Institutional Stockholder; if signatory is an Additional Stockholder receiving securities issued by the Company insert [Additional Stockholder]

                                                       Stockholders' Agreement

                                                                     Exhibit B


                                     Legends



         Shares of Restricted Securities and shares of Restricted Preferred Securities shall bear the following legend:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE STOCKHOLDERS' AGREEMENT DATED AS OF JANUARY __, 1997 AMONG MSX INTERNATIONAL, INC. (THE "COMPANY") AND ITS STOCKHOLDERS AS MAY BE AMENDED FROM TIME TO TIME, AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF (A "TRANSFER") EXCEPT IN ACCORDANCE WITH THE PROVISIONS THEREOF AND ANY TRANSFEREE OF THESE SECURITIES SHALL BE SUBJECT TO THE TERMS OF SUCH AGREEMENT. COPIES OF THE STOCKHOLDERS' AGREEMENT, AS AMENDED, ARE MAINTAINED WITH THE CORPORATE RECORDS OF THE COMPANY AND ARE AVAILABLE FOR INSPECTION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR STATE SECURITIES LAWS, AND NO TRANSFER OF THESE SECURITIES MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (B) PURSUANT TO AN EXEMPTION THEREFROM WITH RESPECT TO WHICH THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL FOR THE HOLDER THAT SUCH TRANSFER IS EXEMPT FROM THE REQUIREMENTS OF THE ACT, AS PROVIDED BY THE TERMS OF THE STOCKHOLDERS' AGREEMENT DESCRIBED ABOVE.

         THE POWERS, DESIGNATIONS, PREFERENCES, AND RELATIVE PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS, AND THE QUALIFICATIONS, LIMITATIONS, OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS OF EACH CLASS OR SERIES OF CAPITAL STOCK OF THE COMPANY ARE SET FORTH IN THE CERTIFICATE OF INCORPORATION. THE CORPORATION WILL FURNISH A COPY OF THE CERTIFICATE OF INCORPORATION TO THE HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON REQUEST.

                                                       Stockholders' Agreement

                                    EXHIBIT C


                               Board of Directors

                             Institutional Directors
                             Richard M. Cashin, Jr.
                               Michael A. Delaney


                              MascoTech Directors
                                   Lee Gardner
                              Richard A. Manoogian


                              Management Director
                                  Ralph Miller


                             Disinterested Directors
                                   E.H. Billig
                                   David Cole


                              Nominating Committee

                              1. Michael A. Delaney
                              2. Lee Gardner
                              3. E.H. Billig

                                     ANNEX I


         This Annex I will be provided at or promptly after the Closing by the Company.